                                                                   EXHIBIT 10.6

                   =======================================





                             ACQUISITION AGREEMENT



                                  BY AND AMONG



                               A.C. TEICHGRAEBER,

                 TEICHGRAEBER FAMILY LIMITED PARTNERSHIP, L.P.,

               ARTHUR C. TEICHGRAEBER CHARITABLE REMAINDER TRUST,

                     GREENWOOD PIPE AND THREADING COMPANY,

                           EDCO DRILLING COMPANY INC.

                                      AND


                         IRI INTERNATIONAL CORPORATION


                                  DATED AS OF


                                 MARCH 20, 1997


                   =======================================

                               TABLE OF CONTENTS
                         (Not a part of the Agreement)

                                                                                                                     Page
                                                                                                                     ----
1.       PURCHASE AND SALE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


2.       PURCHASE AND SALE OF GREENWOOD AND EDCO ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.1     Purchase and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2     Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.3     Retained Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.4     Acquisition of Teichgraeber Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.       PAYMENT OF PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.1     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.2     Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

4.    REPRESENTATIONS AND WARRANTIES OF THE SELLERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.1     Organization; Power; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.3     Binding Agreement and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.4     No Violation or Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.6     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.7     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.9     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.10    Title to and Condition of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.11    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.12    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.13    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.14    Transactions with Interested Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.15    Employee and Employee Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.16    Customer Accounts Receivable; Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.17    Non-Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.18    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.19    Sufficiency of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.20    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.21    Accounts; Safe Deposit Boxes; Powers of Attorney;
                 Officers and Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.22    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.23    Product warranty and Product Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.24    Backlog Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         4.25    Supply Requirement Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.26    Government Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.27    1996 Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.28    Debt       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.29    Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.30    Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.31    CIL's Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.32    Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

5.       REPRESENTATIONS AND WARRANTIES OF THE BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5. 1    Organization; Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.2     Binding Agreement and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.3     No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.4     Financial Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.5     Gardner Denver Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.6     Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.7     Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.8     Accuracy of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

6.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.1     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.2     Nondisclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.3     Regulatory Filings; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.4     Operation of the Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.5     Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.7     Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.8     Other Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.9     Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.10    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.11    Disclosure Schedule Updates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.12    Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.13    CILB Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.14    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

7.   CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.1     Conditions Precedent to the Obligations of the
                 Sellers and the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.2     Additional Conditions Precedent to the Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.2.1      Compliance with Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.2.2      Resolutions of the Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.2.3      Delivery of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 7.2.4      Employment Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 7.2.5      Release of Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.3     Additional Conditions Precedent to Obligations of the Buyer  . . . . . . . . . . . . . . . . . . . .  32

                 7.3.1      Compliance with Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 7.3.2      Resolutions of the Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 7.3.3      Delivery of Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 7.3.4      Delivery of Bills of Sale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.5      Delivery of Real Property Deeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.6      Release of Mortgage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.7      Actual or Threatened Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.8      Absence of Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.9      Regulatory Approvals; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.10     Receipt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.11     Insurable Title to Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.12     Certain Records; Director Resignations  . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 7.3.13     Certification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.3.14     Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.3.15     Intellectual Property Assignments   . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.3.16     Due Diligence Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.3.17     CIL's Net Worth as of February 28, 1997   . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.3.18     CIL's Net Worth as of the Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.3.19     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.3.20     Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 7.3.21     Opinion of Sellers' Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

8.          CLOSING     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            8.1       Time and Place  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
            8.2       Documents to be Delivered by the Sellers at Closing   . . . . . . . . . . . . . . . . . . . . .  35
            8.3       Documents to be Delivered by the Buyer at Closing   . . . . . . . . . . . . . . . . . . . . . .  36

9.          INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            9.1       Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
            9.2       Sellers' Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            9.3       Buyer's Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            9.4       Defense of Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
            9.5       Survival Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
            9.6       Limitations on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
            9.7       Adjustment to Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

10.         POST-CLOSING COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
            10.1      Limitation on Competition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
            10.2      Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
            10.3      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

11.         TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

12.         MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
            12.1      Joint and Several Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
            12.2      Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
            12.3      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
            12.4      Amendments and Waivers and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
            12.5      Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
            12.6      Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
            12.7      Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            12.8      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            12.9      Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            12.10     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            12.11     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
            12.12     Certain Interpretive Matters and Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .  45
            12.13     Arbitration; Exclusive Remedy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                               TABLE OF SCHEDULES
                         (Not a part of the Agreement)


SCHEDULES                                        TITLE
---------                                        -----
Schedule 2. 1(a)                                 Tangible Personal Property
Schedule 2. 1(b)                                 Gardner Denver Inventory
Schedule 2. 1(d)(i)                              Owned Real Property
Schedule 2. 1(d)(ii)                             Leased Real Property
Schedule 2.1(e)                                  Intellectual Property
Schedule 2.1(f)                                  Asset Contracts
Schedule 2.4                                     Teichgraeber Real Property
Schedule 4.1                                     Foreign Qualifications
Schedule 4.2                                     Capitalization
Schedule 4.4(a)                                  Consents
Schedule 4.5                                     Financial Statements
Schedule 4.6(a)                                  Occurrence of Certain Changes Since October 31, 1996
                                                 Regarding CIL
Schedule 4.6(b)                                  Occurrence of Certain Changes Since October 31, 1996 Regarding CIL
Schedule 4.6(c)                                  Occurrence of Certain Changes Since October 31, 1996 Regarding CIL
Schedule 4.7                                     Contracts
Schedule 4.8(c)                                  Tax Filings
Schedule 4.8(d)                                  Certain Jurisdictions
Schedule 4.8(h)                                  Tax Waivers or Extensions
Schedule 4.8(m)                                  Adjusted Basis
Schedule 4.9(a)                                  CIL Real Property Currently Owned Or Leased
Schedule 4.9(b)                                  Greenwood Real Property

Schedule 4.9(c)                                  Edco Real Property
Schedule 4.9(e)                                  Real Property Previously Owned or Leased
Schedule 4. 10(a)                                Personal Property
Schedule 4.10(b)                                 Title to Property
Schedule 4. 10(c)                                Condition of Assets
Schedule 4. 11                                   Litigation
Schedule 4. 12(a)                                Compliance With Laws
Schedule 4.12(b)                                 Compliance With Environmental Laws
Schedule 4.12(c)                                 Storage/Disposal of Hazardous Materials
Schedule 4.13                                    Intellectual Property
Schedule 4.14                                    Transactions with Interested Persons
Schedule 4.15(a)(i)                              Employee Benefit Plans
Schedule 4.15(a)(ii)                             Employee Benefit Arrangements
Schedule 4.15(d)                                 Actions or Claims Related to Employee Benefit Plans or Arrangements
Schedule 4.15(i)                                 Severance and Accelerated Compensation
Schedule 4.15(k)                                 Employee Leaves of Absence
Schedule 4.15(l)                                 Collective Bargaining Agreements
Schedule 4. 15(m)                                The Companies' Employees
Schedule 4.17                                    Disposition of Non-Current Assets
Schedule 4.18                                    Suppliers
Schedule 4.20                                    Insurance Policies
Schedule 4.21                                    Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and
                                                 Directors
Schedule 4.22                                    Liabilities
Schedule 4.23(a)                                 Product Warranty Claims
Schedule 4.23(b)                                 Product Liability Claims
Schedule 4.24                                    Backlog Contracts

Schedule 4.25                                    Supply Requirement Contracts
Schedule 4.26                                    Government Contracts
Schedule 4.28                                    Debt Obligations
Schedule 4.29                                    Contingent Liabilities
Schedule 4.30                                    Brokerage Commissions
Schedule 5.3                                     Buyers Consents
Schedule 6.4                                     Operation of Business
Schedule 6. 12                                   Guaranties

                               TABLE OF EXHIBITS

                         (Not a part of the Agreement)

EXHIBITS                                         TITLE
--------                                         -----
Exhibit A                                        Restructured Pro Forma EBITDA
Exhibit B                                        Employment Agreement
Exhibit C                                        Assignment Agreements

                             TABLE OF DEFINED TERMS
                         (Not a part of the Agreement)


                                                                                                                 Page
                                                                                                                 ----
ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Assignment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Backlog Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Benefit Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Bills of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Buyer's Board Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Buyer's Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Buyer's Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
CERCI-A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
CIL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
CIL Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
CIL Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Collective Bargaining Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Competitive Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Confidential Material . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Consent Decrees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Debt Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Deeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Direct Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Director Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Edco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Edco Board Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Edco Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Employee Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Employment Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Environmental Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Evidence of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Evidence of Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
FMLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Gardner Denver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Gardner Denver Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Greenwood . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Greenwood Board Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Greenwood Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Guaranty Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Indemnifiable Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Indemnitee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Indemnity Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Limited Partnership Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Limited Partnership Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Notice of Claim for Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Permit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Post-Closing Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Pre-Closing Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Receipt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Restructured Pro Forma EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Retained Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Scheduled IP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 1445(b)(2) Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Share Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Supply Requirement Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
tax returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
taxable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Teichgraeber  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Teichgraeber Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Teichgraeber Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Third Party Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Third Party Recovery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Threat of Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Transfer Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Trust Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                             ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT, made and entered into as of this 20th day of March, 1997 (this "Agreement") by and among A.C. Teichgraeber, an individual residing at Rural Route 2, Box 125, Eureka, Kansas 67045 ("Teichgraeber"), Teichgraeber Family Limited Partnership, L.P., a Kansas limited partnership (the "Limited Partnership"), Arthur C. Teichgraeber Charitable Remainder Trust (the "Trust" and with Teichgraeber and the Limited Partnership, collectively, "ACT"), Greenwood Pipe and Threading Company, a Kansas corporation ("Greenwood"), Edco Drilling Company Inc., a Kansas corporation ("Edco" and with ACT and Greenwood, collectively, the "Sellers"), and IRI International Corporation, a Delaware corporation (the "Buyer").

         WHEREAS, each of the Limited Partnership and the Trust are the record and beneficial owner of one half of the issued and outstanding shares of common stock, par value $1.00 per share, of Cardwell International Ltd., a Kansas corporation ("CIL") (the "Shares");

         WHEREAS, CIL, Greenwood and Edco (collectively, the "Companies") are engaged in the business of manufacturing, selling and/or servicing oil drilling and service rigs and equipment (the "Business");

         WHEREAS, the Limited Partnership and the Trust desire to sell, assign and deliver to the Buyer, and the Buyer desires to purchase and accept from the Limited Partnership and the Trust, the Shares on the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Greenwood and Edco desire to sell, assign and deliver to the Buyer, and the Buyer desires to purchase and accept from Greenwood and Edco, certain assets of Greenwood and Edco as described in this Agreement, in each case on the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Teichgraeber desires to sell, assign and deliver to the Buyer, and the Buyer desires to purchase and accept from Teichgraeber, certain reel property of Teichgraeber described in this Agreement on the terms and subject to the conditions hereinafter set forth; and

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

         1.      PURCHASE AND SALE OF SHARES.

                 1.1 SHARES. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), each of the Limited Partnership and the Trust will sell, assign and deliver to the Buyer, and the Buyer will purchase and accept from each of the Limited Partnership and the Trust, the respective number of Shares owned by each of the Limited Partnership and the Trust, as set forth opposite each of the Limited Partnership's and the Trust's name on Schedule 4.2.

         2.      PURCHASE AND SALE OF GREENWOOD AND EDCO ASSETS

                 2. 1     PURCHASE AND SALE OF ASSETS. On the terms and subject
to the conditions set forth in this Agreement, Greenwood and Edco will sell, assign and deliver to the Buyer, and the Buyer will purchase and accept from Greenwood and Edco, as the case may be, all of Greenwood's and Edco's right, title and interest in and to the Assets (as hereinafter defined). For purposes of this Agreement, the term "Assets" means the assets and properties of Greenwood and Edco described in the following paragraphs (a) through (f):

                 (a) all of the vehicles, spare parts, tools, dies, patterns, machinery, equipment, computers, furnishings, furniture, office supplies and other tangible personal property set forth on Schedule 2.1(a) hereto;

                 (b) all Gardner Denver inventory, including, without limitation, bearings, power swivels and parts, related equipment and the other inventory set forth on Schedule 2. 1(b) hereto;

                 (c) all items of inventory relating to the Business, including, without limitation, raw materials, work-in-process, finished goods, supplies, spare parts and samples (including any of the aforementioned owned by Greenwood or Edco but in the possession of manufacturers, suppliers, dealers or others, or in transit);

                 (d) the owned real property set forth on Schedule 2.1(d)(i) hereto and the leased reel property set forth on Schedule 2. 1(d)(ii) hereto (collectively, the "Real Property"), including all buildings located thereon, any fixtures attached thereto and any transferable Permits (as hereinafter defined) relating thereto;

                 (e) all Intellectual Property (as hereinafter defined) including, without limitation, as set forth on Schedule 2.1(e) hereto, and any rights to sue for, and remedies against, past, present and future infringements thereof, and rights of priority and protection of interests therein under the Laws (as hereinafter defined) of all jurisdictions throughout the world;

                 (f) all rights under all the contracts, leases, licenses and other agreements relating to the Assets set forth on Schedule 2.1(f) hereto.

                 2.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, Greenwood, Edco and the Buyer expressly agree that neither Greenwood nor Edco is hereunder selling, assigning or delivering to the Buyer and the Buyer is not purchasing or accepting any of Greenwood's or Edco's right, title or interest in or to any asset, property, right, contract, agreement or claim not described in Section 2.1 hereof (collectively, the "Excluded Assets").

                 2.3 RETAINED LIABILITIES. Notwithstanding anything in this Agreement to the contrary, Greenwood and Edco will retain, and the Buyer will not assume or in any way be liable or responsible for any Liabilities (as hereinafter defined) of Greenwood and Edco whatsoever (the "Retained Liabilities"). By way of example, and not by way of limitation, Retained Liabilities will include:

                 (a) all Liabilities relating to or arising from the Excluded Assets; and

                 (b) all Liabilities relating to or arising from events occurring prior to the Closing, including any claims with respect to the Assets.

                 For purposes of this Agreement, the term "Liabilities" means any liability, claim, demand, expense, cost, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

                 2.4 ACQUISITION OF TEICHGRAEBER REAL PROPERTY. On the terms and subject to the conditions set forth in this Agreement, Teichgraeber will sell, assign and deliver to the Buyer, and the Buyer will purchase and accept from Teichgraeber, all of Teichgraeber's right, title and interest in and to the owned real property set forth on Schedule 2.4 hereto (the "Teichgraeber Real Property"), including all buildings located thereon, any fixtures attached thereto and any transferable Permits relating thereto.

         3.      PAYMENT OF PURCHASE PRICE.

                 3.1 PURCHASE PRICE. The aggregate purchase price for the Shares, the Assets and the Teichgraeber Real Property shall be $12,000,000 (the "Purchase Price") payable by the Buyer to the Sellers in accordance with
Section 3.2 hereof.

                 3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

                 (a) $3,000,000 shall be paid by the Buyer to the Limited Partnership on the Closing Date (as hereinafter defined) by bank wire transfer of immediately available funds to a bank account designated by the Limited Partnership.

                 (b) $3,000,000 shall be paid by the Buyer to the Trust on the Closing Date by bank wire transfer of immediately available funds to a bank account designated by the Trust.

                 (c) $5,225,000 shall be paid by the Buyer to Greenwood on the Closing Date by bank wire transfer of immediately available funds to a bank account designated by Greenwood.

                 (d) $750,000 shall be paid by the Buyer to Edco on the Closing Date by bank wire transfer of immediately available funds to a bank account designated by Edco.

                 (c) $25,000 shall be paid by the Buyer to Teichgraeber on the Closing Date by bank wire transfer of immediately available funds to a bank account designated by Teichgraeber.

                 (f) The Purchase Price shall be allocated by the Buyer and the Sellers among the Shares, the Assets and the Teichgraeber Real Property as follows:

                          (i)     $6,000,000 for the Shares;

                          (ii) $5 ,225 ,000 for that portion of the Assets purchased from Greenwood;

                          (iii) $750,000 for that portion of the Assets purchased from Edco; and

                          (iv) $25,000 for the Teichgraeber Real Property; provided, however, that the allocation of $6,000,000 among the

         Assets and the Teichgraeber Real Property shall be subject to the results of Buyer's appraisal thereof. It is the intention and agreement of the parties that the Buyer be able to account for the acquisition of the Assets and the Teichgraeber Real Property using the purchase method of accounting.

         4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, jointly and severally, represents and warrants to the Buyer as follows:

                 4.1 ORGANIZATION; POWER; GOOD STANDING. Each of the Sellers (other than Teichgraeber) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as the case may be, and has the requisite corporate, partnership or trust, as the case may be, power and authority to own, lease, operate and otherwise hold its assets owned, leased, operated or otherwise held by it and to carry on the Business as now being conducted. Each of the Sellers (other than Teichgraeber) is duly qualified to do business as a foreign corporation, partnership or trust, as the case may be, in each jurisdiction set forth under such Seller's name on Schedule 4. 1 and is in good standing under the laws of each such jurisdiction. There is no other jurisdiction in which the nature of the business of any of the Sellers (other than Teichgraeber) or the character or location of any of their assets, properties or operations requires qualification.

                 4.2 CAPITALIZATION. Each of the Limited Partnership and the Trust own free and clear of any mortgages, liens, security interests, pledges, charges, restrictions or other encumbrances (collectively, "Liens") the number of Shares listed opposite its name on Schedule 4.2 and has good and marketable title to such Shares and at Closing will deliver its entire right, title and interest in and to the Shares to the Buyer. The Shares listed on
Schedule 4.2 represent all of the issued and outstanding shares of capital stock of CIL and upon the Closing the Buyer will own such Shares free and clear of any liens. The Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as set forth on Schedule 4.2, CIL does not, directly or indirectly, own (beneficially or of record) any stock or other ownership interests in, or control, any other entity. Except for the Shares and except as set forth on Schedule 4.2, there are no shares of capital stock of CIL authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued stock or other securities of CIL obligating CIL to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of CIL or obligating CIL to grant, issue, extend or enter into any subscription, option. warrant, right. convertible security or other similar agreement or commitment. Except as set forth on Schedule 4.2, there are no voting trusts or other agreements or understandings to which CIL, the Limited Partnership or the Trust is a party with respect to the voting of the capital stock of CIL.

                 4.3 BINDING AGREEMENT AND AUTHORITY. Each of the Sellers (other than Teichgraeber) has the requisite corporate, partnership or trust, as the case may be, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate, partnership or trust, as the case may be, action required to be taken for the due authorization of the execution and delivery of this Agreement by each of the Sellers (other than Teichgraeber) and the performance by each of the Sellers (other than Teichgraeber) of the obligations hereunder has been duly taken by each of the Sellers (other than Teichgraeber). This Agreement has been duly executed and delivered by each of the Sellers and, assuming the due execution and delivery by the Buyer, constitutes the valid and binding obligation of each of the Sellers enforceable against each of them in accordance with its terms.

                 4.4 NO VIOLATION OR BREACH. The execution and delivery of this Agreement by each of the Sellers do not, and the consummation by each of them of the transactions contemplated hereby, will not:

                 (a) require the consent, waiver, approval, license, order or authorization of, or the registration, declaration or filing of any document or report with, any person, entity or Governmental Entity (as hereinafter defined) other than (i) filings under the Hart-Scott-Rodino Antitrust Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and
(ii) as described on Schedule 4.4(a);

                 (b) with or without the giving of notice or the passage of time or both, conflict with or violate any domestic or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or common law obligation in effect as of the date hereof ("Law") of any domestic or foreign court, government, governmental agency, authority, entity, instrumentality or political subdivision thereof ("Governmental Entity") applicable to the Sellers or CIL;

                 (c) with or without the giving of notice or the passage of time or both, conflict with or result in any breach or violation of any provision of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration of the performance of or the loss of a material benefit under, any Contract (as hereinafter defined) or Permit, to which any of the Sellers or CIL is a party or to which any of the Sellers or CIL or any of their assets are subject, or result in the creation of any Lien upon any of the assets of any of the Sellers or CIL;

                 (d) conflict with or violate the Certificate of Incorporation, as amended (if applicable), or By- Laws of any of the Companies; or

                 (e) conflict with or violate the limited partnership agreement of the Limited Partnership, dated as of September 4, 1996, by and among The Arthur C. Teichgraeber Revocable Living Trust and The Heidi M. Teichgraeber Revocable Living Trust, as amended or the trust agreement of the Trust, dated as of November I 1996, by and among Teichgraeber, grantor. and Teichgraeber, trustee, as amended.

                 4.5 FINANCIAL STATEMENTS. Attached as Schedule 4.5 are the audited balance sheets of CIL as of December 31, 1993, December 31, 1994, December 31, 1995 and October 31, 1996, and the unaudited balance sheet of CIL as of December 31, 1996 and the related audited statements of operations and retained earnings and of cash flows for the periods then ended, or in the case of the unaudited balance sheet of CIL as of December 31, 1996, for the period then ended (collectively with their related notes, the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position of CIL as of their respective dates and the results of their operations and cash flows for the years then ended, or the period then ended, in conformity with United States generally accepted accounting principles ("GAAP") consistently applied except as otherwise noted therein, subject, with respect to the unaudited balance sheet of CIL as of December 31, 1996 and the related unaudited statements of operations and retained earnings and of cash flows, to normal, recurring year-end adjustments. For the purposes of this Agreement, the term "CIL Balance Sheet" means the unaudited balance sheet of CIL as of December 31, 1996.

                 4.6 ABSENCE OF CERTAIN CHANGES. (a) Except as set forth in Schedule 4.6(a), since October 31, 1996, (i) to the knowledge of the Sellers, there has not been any material adverse change in CIL's relations with any of its suppliers or customers, (ii) there has not been any material adverse change in the financial position, results of operations, cash flows, Business or prospects of CIL and (iii) CIL has conducted its Business in the ordinary course consistent with past practice, including without limitation, billing, shipping and collection practices, marketing and sales practices, inventory transactions and payment of accounts payable;

                 (b) Without limiting the generality or effect of the foregoing, except as set forth on Schedule 4.6(b), since October 31, 1996, CIL has not: (i) declared, set aside or paid any dividend or made any distribution on or with respect to shares of its capital stock; (ii) made any cash payments to any Seller or any Affiliate or Subsidiary (each as hereinafter defined) of any Seller other than pursuant to, and in accordance with the terms of, a Contract listed on Schedule 4.7; (iii) entered into any agreement or letter of intent relating to any merger, consolidation, recapitalization or other business combination or reorganization of CIL; (iv) sold, transferred, licensed, failed to keep in effect or otherwise disposed of any Intellectual Property; (v) waived, released, granted or transferred any rights of material value or modified or changed in any material respect any existing Contract, other than in the ordinary course of business consistent with past practice;
(vi) failed to continue its existing practices, or to change such practices if required to comply with applicable Law, relating to repair and maintenance of the assets owned, leased or otherwise held by CIL; (vii) purchased, sold, leased or disposed of, or subjected to lien, any assets owned, leased or otherwise held by CIL other than in the ordinary course of business of the Business consistent with past practice; (viii) created, incurred or assumed any indebtedness for borrowed money (other than in the ordinary course of business consistent with past practice; provided, however, that a loan from a bank or other financial institution shall not constitute an ordinary course transaction) unless repaid in full prior to Closing; (ix) assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations or liabilities of any other person or entity in excess of $25,000, except for endorsements of negotiable instruments in the ordinary course of business consistent with past practice;
(x) granted any severance or termination pay or benefit in excess of $25,000, other than in accordance with policies or agreements of CIL in effect on the date hereof; (xi) adopted, enacted, authorized, ratified, approved, caused or suffered to exist any material increase in the compensation or benefits of any employee, former employee, independent contractor, director or former director of CIL (other than normal periodic increases in the ordinary course of business that are made in accordance with established policies of CIL or as required pursuant to any Contract listed on Schedule 4.7); (xii) adopted, enacted, authorized, ratified, approved, caused or suffered to exist any material amendment, modification, implementation or termination of any Employee Benefit Plan or Benefit Arrangement (each as hereinafter defined) (other than any such amendment, modification, implementation or termination required under applicable Law or the terms of an Employee Benefit Plan or a Benefit Arrangement or a Collective Bargaining Agreement (as hereinafter defined));
(xiii) adopted, enacted, authorized, ratified, approved, caused or suffered to exist any material amendment, modification, implementation or termination of any Collective Bargaining Agreement (other than any such amendment, modification, implementation or termination required under applicable Law or under the terms of any Employee Benefit Plan, Benefit Arrangement or Collective Bargaining Agreement); (xiv) made commitments for any single capital project which would exceed $25,000 in capital expenditures; (xv) entered into any employment Contract with respect to the performance of personal services which is not terminable at will without liability or penalty; (xvi) entered into any Contract with respect to any of the foregoing or (xvii) undertaken any action or activity or failed to take any action which would result in any violation or breach of any representation, warranty or covenant of any of the Sellers contained herein.

                 (c) Without limiting the generality or effect of the foregoing, except as set forth on Schedule 4.6(c), since October 31, 1996, CIL has not: (i) amended its Certificate of Incorporation or By-Laws; (ii) granted, sold, assigned or pledged any shares of, or rights of any kind to acquire any shares of, the capital stock of CIL, or purchased, redeemed or otherwise acquired any shares of such capital stock; (iii) made any change in any method of accounting or accounting practice, except as may be required by Law or by GAAP; (iv) made, changed or revoked any election with respect to taxes except where the election (A) does not affect CIL; or (B) was consistent with prior practice and will not adversely affect the Buyer or CIL after the Closing; (v) entered into any closing or other agreement or settlement with respect to taxes; (vi) made any loans, advances or capital contributions to or investments in any person or entity, other than to any supplier or customer as an extension of credit in the ordinary course of business consistent with past practice;
(vii) entered into any Contact with respect to any of the foregoing.

                 4.7 CONTRACTS. Except as described on Schedule 4.7, CIL is not a party to or bound by any contract, agreement, lease commitment or arrangement or other legally binding contractual right or obligation (collectively ~Contracts") that is of a type described below:

                 (a) Any employment, severance or consulting Contract, or any distributorship, agency or manufacturer's representative Contract, that is not terminable at will by CIL without liability or penalty;

                 (b) Any Collective Bargaining Agreement with any collective bargaining group or labor union;

                 (c) Any indenture, mortgage, loan or credit Contract under which CIL has borrowed any money or issued any note, bond, indenture or other evidence of indebtedness for borrowed money, or guaranteed indebtedness for money borrowed by others, other than such of the foregoing under which CIL has no current or future obligation or liability;

                 (d) Any open sales order or contract for more than $100,000 ("Backlog Contracts");

                 (e) Any purchase order or requirements contract for more than $50,00() ("Supply Requirement Contracts");

                 (f) Any equipment lease requiring annual expenditures of more than $25,00();

                 (g) Any vehicle lease requiring annual expenditure of more than $10,000;

                 (h) Any Contract with respect to a joint venture or partnership arrangement;

                 (i)      Any Contract granting a power of attorney;

                 (j) Any Contract with respect to letters of credit, surety or other bonds or pursuant to which CIL's assets are or are to be subjected to a Lien;

                 (k) Any Contract limiting or restricting the ability of CIL from entering into or engaging in any market or line of business;

                 (l) Any Contract including a provision regarding confidentiality or a covenant not to compete;

                 (m) Any guarantee, indemnity or similar Contract pursuant to which CIL could (whether or not subject to contingencies) be required to make payments with respect to or as a result of losses, costs or expenses paid or incurred by another person or entity;

                 (n) Any Contract with any Seller or any Affiliate or Subsidiary of any Seller or to which any officer, director or employee of CIL is a party;

                 (o) Any Contract regarding the filing of tax returns (as hereinafter defined) or relating in whole or in part to the sharing of tax benefits or liabilities (including tax indemnities);

                 (p) Any Contract relating to the release, transportation or disposal of Hazardous Materials (as hereinafter defined) or the clean-up, abatement or other action in connection with Environmental Conditions (as hereinafter defined);

                 (q)      Any Contract relating to Intellectual Property;

                 (r) Any Contract for capital expenditures or the acquisition or construction of fixed assets which requires future payments in excess of $25,000; or

                 (s) Any Contract other than the Contracts listed above which (i) involves aggregate future payments by or to CIL in excess of $25,000 other than purchase or sales orders entered into in the ordinary course of the conduct of the Business consistent with past practice or (ii) to the knowledge of the Sellers, is otherwise material to CIL.

Except as set forth on Schedule 4.7, each Contract listed, referenced to or described on Schedule 4.7 is a valid and binding obligation of CIL and is in full force and effect. Except as set forth on Schedule 4.7, CIL has performed the obligations required to be performed by it through the date hereof under each of such Contracts and CIL is not (with or without the lapse of time or the giving of notice or both) in breach or default thereunder. Except as described on Schedule 4.7, to the knowledge of the Sellers, each other party to any such Contract is not (with or without the lapse of time or the giving of notice or both) in breach or default under any such Contract. Except as set forth on
Schedule 4.7, with regard to each Contract, there are no material disputes or disagreements pending or threatened between CIL and any other party with regard to such Contracts, nor, to the knowledge of the Sellers, is there a basis for any such dispute.

Except as set forth on Schedule 4.4(a), no consent, waiver, approval, license or authorization of any person, entity or Governmental Entity is required under any Contract to which CIL is a party or is bound in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 4.8      TAXES.   (a) For purposes of this Agreement, the term
"tax" (including, with correlative meaning, the terms "taxes" and "taxable") means all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, alternative minimum, gains, transfer, documentary, stamp, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts.

                 (b) For purposes of this Agreement, the term "tax returns" means all returns, reports, statements, forms, or other documents or information required to be filed with a taxing authority with respect to the taxes of CIL.

                 (c) Except as set forth on Schedule 4.8(c), CIL has filed all tax returns that it was required to file (including estimated tax returns), such tax returns were correct and complete in all respects, and all taxes owed by CIL (whether or not shown on any tax return) have been paid.

                 (d) A claim has never been made by an authority in a jurisdiction where CIL has never filed tax returns that CIL is or may be subject to taxation by that jurisdiction. Schedule 4.8(d) hereto lists all of the jurisdictions in which CIL has ever done business, been authorized to do business, owned or leased property, had employees or customers, employed capital, or solicited or made sales.

                 (e) The Financial Statements reflect an adequate reserve for all taxes payable by CIL accrued through the date of such Financial Statements. All deficiencies for any taxes that have been proposed, asserted, or assessed against CIL have been fully paid, or are fully reflected as a liability in such Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in such Financial Statements.

                 (f) No deficiency for any taxes has been proposed, asserted, or assessed with respect to CIL, no audit or other examination of the tax returns of CIL is currently in progress, and no facts exist that constitute grounds for the assessment of any additional taxes with respect to CIL.

                 (g) There are no Liens for taxes (other than for current taxes not yet due and payable) on the assets of CIL, the Shares, the Teichgraeber Real Property or any of the Assets.

                 (h) The federal, state, local, and foreign income tax returns of CIL have been examined by and settled with the Internal Revenue Service and other applicable taxing authorities, or the statutes of limitations with- respect to such years have expired, for all years through 1992. Except as set forth on Schedule 4.8(h), there has been no waiver or extension of the statute of limitations for the assessment of any tax for any taxable year, and CIL currently is not the beneficiary of any extension of time within which to file any tax returns.

                 (i) CIL is not a party to, or bound by, any agreement providing for the allocation or sharing of taxes.

                 (j) CIL has not filed a consent pursuant to, or agreed to the application of, Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                 (k) CIL has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments, the deductibility of which would be disallowed (in whole or in part) under Section 280G of the Code.

                 (l) None of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No Seller is a foreign person within the meaning of, and no tax is required to be withheld as a result of the transfer contemplated by this Agreement pursuant to, Section 1445 or any other provision of the Code or of any other state, local or foreign laws.

                 (m) Schedule 4.8(m) hereto sets forth CIL's adjusted basis in its assets for federal income tax purposes.

                          CIL has disclosed on its federal income tax returns
all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

                 (o) All taxes that are required by Law to be withheld or collected by CIL have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or properly deposited as required by applicable Law.

                 (p) CIL (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was one of the Companies), or (ii) does not have any liability for the taxes of any other person under Treas. Reg. Section 1. 1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise.

                 (q) CIL has not, and with respect to the Assets and the Teichgraeber Real Property none of the Companies nor Teichgraeber has, executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof, or any similar provision of state or local law.

                 (r) None of the assets owned by CIL and neither the Assets nor the Teichgraeber Real Property is property that is required to be treated as owned by any-other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediateLy prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                 (s) The consummation of the transactions contemplated by this Agreement will not result in any taxes being imposed by the United States, any state or political subdivision thereof, or any foreign country on the stockholders of CIL as a result of CIL's ownership of any interest in real property.

                 4.9 REAL PROPERTY. (a) Schedule 4.9(a) contains a complete list and description of all real estate owned by CIL and of all leases of real property to which CIL is a party or to which it is bound. True and correct copies of all such leases have previously been delivered by CIL to the Buyer. The real estate owned and the leaseholds described in Schedule 4.9(a) represent all of the real estate interests used, owned or occupied by CIL as of the date hereof. CIL has good and marketable title to such real estate and leaseholds and has full and exclusive right to the occupation and use of the real estate interests described on Schedule 4.9(a), subject only to the terms of the applicable leases. Except as set forth on Schedule 4.9(a), each lease listed and described on Schedule 4.9(a) is a valid and binding obligation of CIL and is in full force and effect. Except as set forth on Schedule 4.9(a), CIL has performed the obligations required to be performed by it through the date hereof under each of such leases and CIL is not (with or without the lapse of time or the giving of notice or both) in breach or default thereunder. Except as described on Schedule 4.9(a), each other party to any such lease, other than CIL, is not (with or without the lapse of time or the giving of notice or both) in breach or default under any such lease.

                 (b) Greenwood has good and marketable title to the Real Property that Greenwood is Selling to the Buyer pursuant to Section 2.1(d) and has full and exclusive right to occupation and use of such Real Property. Except as set forth on Schedule 4.9(b), each lease listed and described on
Schedule 2. 1(d)(ii) under which Greenwood is the lessee is a valid and binding obligation of Greenwood and is in full force and effect. Except as set forth on Schedule 4.9(b), Greenwood has performed the obligations required to be performed by it through the date hereof under each of such leases and Greenwood is not (with or without the lapse of time or the giving of notice or both) in breach or default thereunder. Except as described on Schedule 4.9(b), each other party to any such lease, other than Greenwood, is not (with or without the lapse of time or the giving of notice or both) in breach or default under any such lease.

                 (c) Edco has good and marketable title to the Real Property that it is selling to the Buyer pursuant to Section 2.1(d) and has full and exclusive right to the occupation and use of such Real Property. Except as set forth on Schedule 4.9(c), each lease listed and described on
Schedule 2. 1(d)(ii) under which Edco is the lessee is a valid and binding obligation of Edco and is in full force and effect. Except as set forth on
Schedule 4.9(c), Edco has performed the obligations required to be performed by it through the date hereof under each of such leases and Edco is not (with or without the lapse of time or the giving of notice or both) in breach or default thereunder. Except as described on Schedule 4.9(c), each other party to any such lease, other than Edco, is not (with or without the lapse of time or the giving of notice or both) in breach or default under any such lease.

                 (d) Teichgraeber has good and marketable title to the Teichgraeber Real Property and has full and exclusive right to the occupation and use of such Teichgraeber Real Property.

                 (e) Attached as Schedule 4.9(e) is a complete list of the real property previously owned or leased by CIL at any time during the last ten years.

                 4.10 TITLE TO AND CONDITION OF PROPERTIES. (a) Schedule 4. 10(a) lists all of the machinery, equipment, vehicles, tools, office furniture and other tangible personal property, owned, leased or used by CIL or that are included in the Assets which have a net book value or replacement cost in excess of $25,000.

                 (b) Except as set forth in Schedule 4. 10(b), the Companies and Teichgraeber have good and marketable title to all of the real estate and leasehold properties listed under their respective names on Schedules 4.9(a)-(e) free and clear of all Liens, and the Companies have good and marketable title to all their personal property and other assets, free and clear of all liens.

                 (c) To the knowledge of the Sellers, except as set forth on Schedule 4. 10(c), the tangible personal property assets owned, leased or used by CIL or included in the Assets are in useable operating condition, normal wear and tear excepted; provided, however, the Sellers make no representations or warranties to the Buyer regarding the condition of such assets and the Buyer is purchasing such assets "as is, where is."

                 4.11 Litigation. (a) Except as set forth on Schedule 4.11, there are (i) no claims, suits, investigations, administrative proceedings, arbitrations or other proceedings (u~gal Proceedings") pending against CIL, or any judgment, order, writ, injunction or decree of any Governmental Entity ("Orders") to which CIL is subject and (ii) to the knowledge of the Sellers, no Legal Proceedings threatened against CIL by any person, entity or Governmental Entity.

                 (b) CIL is not in default under, and has not failed to comply with, the terms of (i) any Orders. (ii) any Contract entered into with any Governmental Entity to settle any claim of alleged non-compliance with applicable Law (collectively, "Consent Decrees"), or (iii) any settlement that is binding upon CIL. Schedule 4. 11 sets forth a list of all Orders, Consent Decrees and settlements that are binding upon CIL and that remain in effect as of the date hereof.

                 4.12     COMPLIANCE WITH LAWS.  (a) Except as set forth on
Schedule 4. 12(a), and except with respect to the environmental matters covered by Section 4. 12(b) and (c), none of the Sellers or CIL is in violation of any Order or in violation of any Law.

                 (b) Except as set forth on Schedule 4. 12(b), neither Teichgraeber (to the extent relating to the Teichgraeber Real Property) nor any of the Companies has any liability under any

Environmental Law (as hereinafter defined) (including without limitation any obligation to remediate any Environmental Condition) applicable to the currently or previously owned or leased real property of Teichgraeber (to the extent relating to the Teichgraeber Real Property) or any of the Companies or any facilities or operations thereon. Except as set forth in Schedule 4. 12(b),
(i) Teichgraeber (to the extent relating to the Teichgraeber Real Property) and each of the Companies is in compliance with all Environmental Laws and there exist no Environmental Conditions with respect to Teichgraeber (to the extent relating to the Teichgraeber Real Property) or the Companies or any currently or previously owned or leased properties of Teichgraeber (to the extent relating to the Teichgraeber Real Property) or any of the Companies or any facilities or operations thereon; (ii) neither Teichgraeber (to the extent relating to the Teichgraeber Real Property) nor any of the Companies has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, or processed any Hazardous Material or any solid waste, except as in compliance with all applicable Environmental Laws, nor has any reportable Release or Threat of Release (each as hereinafter defined) of any Hazardous Material occurred, except as set forth in Schedule 4.12(b); (iii) no Lien has been imposed on any assets of Teichgraeber (to the extent relating to the Teichgraeber Real Property) or of any of the Companies by any Governmental Entity at the federal, state, or local level in connection with the presence of any Hazardous Material; (iv) except as set forth in
Schedule 4. 12(b), neither Teichgraeber (to the extent relating to the Teichgraeber Real Property) nor any of the Companies has since 1981(A) entered into or been subject to any Order with respect to Environmental Laws; (B) received any notice under the citizen suit provision of any Environmental Law;
(C) received any written request for information, notice, demand letter, administrative inquiry, or formal complaint or claim with respect to any Environmental Condition; or (D) been subject to or threatened with any governmental or citizen enforcement action, and there is no state of facts or events with respect to which there exists a substantial likelihood that any of the matters described above in Section 4.12(b)(iv)(A)-(D) will he forthcoming;
(v) Teichgraeber (to the extent relating to the Teichgraeber Real Property) and each of the Companies have currently in effect, and in the name of each applicable party, all Permits required for the operation and conduct of the Business, which Permits are listed on Schedule 4. 12(b) and are fully transferable to the Buyer with the consent of the issuing body to the extent required by any applicable Law, and each of the Sellers and CIL is in compliance with all such Permits; (vi) neither Teichgraeber (to the extent relating to the Teichgraeber Real Property) nor any of the Companies is in violation of or has violated in the past any applicable Laws relating to asbestos, lead based paints or solvents, and (vii) except to the extent in compliance with applicable Law, no polychlorinated biphenyls are currently used, stored or have been disposed at any of the currently or previously owned or leased real properties of Teichgraeber (to the extent relating to the Teichgraeber Real Property) or any of the Companies.

                 (c) Without limiting the generality or effect of the foregoing, Schedule 4. 12(c) lists or describes (i) all on-site and off-site locations where Teichgraeber (to the extent relating to the Teichgraeber Real Property) or any of the Companies has stored, disposed or arranged for the storage or disposal of any Hazardous Materials and (ii) all underground and above ground storage tanks located at any of the currently or previously owned or leased real properties of Teichgraeber (to the extent relating to the Teichgraeber Real Property) or any of the Companies and the contents of such tanks. Except with respect to those matters set forth on Schedule 4.12(c), each of the currently owned and leased real properties of Teichgraeber (to the extent relating to the Teichgraeber Real Property) and each of the Companies, all facilities and operations thereon and all alterations and improvements thereto, comply with any and all Contracts, Permits and Orders of all Governmental Entities regarding any Environmental Condition.

                 (d) For purposes of this Agreement, the following terms have the following meanings:

                 "ENVIRONMENT" means soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium.

                 "ENVIRONMENTAL CONDITION" means any condition with respect to the Environment on or off-site, or health or safety, whether or not yet discovered, which has resulted in the past or does result in the future in any damage, loss, cost, expense, claim, demand, order, or liability to or against any of the Sellers, CIL or the Buyer by any third party (including, without limitation, any Government Entity), including without Limitation any condition resulting from the operation of the Business prior to the date of the Closing by any of the Sellers or CIL or any activity or operation formerly conducted by any of the Sellers or CIL.

                 "ENVIRONMENTAL LAW" means any federal, state or local environmental or health and safety-related Law, whether existing as of the date hereof, previously enforced or subsequently enacted and all rules and regulations thereunder, including without limitation the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), as amended ("CERCLA"), the Federal Clean Water Act (33 U.S.C. 1251 et seq.), as amended, The Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as amended, or any other federal, state or local environmental, health and safety Law, whether existing as of the date hereof, previously enforced or subsequently enacted.

                 "HAZARDOUS MATERIAL" means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance or oil as defined in or regulated pursuant to any Environmental Law.

                 "PERMIT" means any permit, license, approval, consent, certificate or authorization issued by a Governmental Entity.

                 "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment.

                 "THREAT OF RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

                 (e)      Sellers representations and warranties contained in
Section 4. 12(b) and (c) are made to the knowledge of the Sellers. Solely for purposes of Section 4. 12(b) and (c), a representation or warranty contained herein shall be breached if such representation or warranty shall prove to be incorrect and any Seller either (i) had knowledge (as defined in Section 12.12) of facts or circumstances which if disclosed would have made the representation true and correct, or (ii) should have had such knowledge.

                 4.13 INTELLECTUAL PROPERTY. Schedule 4.13 contains a complete list of all trade names, trademarks, service marks, registered copyrights, patents, patent applications, patent drawing, engineering drawings, technology, computer software that is not commercially available and royalty rights used in or necessary for the conduct of the Business as of the date hereof and all licenses pertaining to any of the foregoing (collectively, the "Scheduled IP", and, together with all trade secrets, unregistered copyrights, know-how and technology used in or necessary for the conduct of the Business as of the date hereof, collectively, the "Intellectual

Property"). No Intellectual Property is used by any of the Companies pursuant to a license from a third party or is licensed by any of the Companies to a third party except pursuant to a license listed on Schedule 4.13. Except as set forth on Schedule 4.13, one or more of the Companies (i) owns free and clear of all Liens all of the Scheduled IP (other than the Scheduled IP that issued pursuant to a license disclosed on Schedule 4.13), (ii) has the legal right to use all of the Scheduled IP that is used pursuant to a license, (iii) owns, free and clear of all Liens, or has the legal right to use, all of the other Intellectual Property as it is used as of the date hereof and (iv) has paid all required filing and registration fees in connection with the Scheduled IP. Except as set forth on Schedule 4.13, none of the Sellers nor CIL has received any written notice (that has not been subsequently satisfied or withdrawn) nor has there been any assertion against any of the Sellers or CIL of any infringement, dilution, unfair competition or material conflict with the asserted rights of others in connection with the use by any of the Companies of any of the Intellectual Property in the conduct of the Business. All of the patents, copyright registrations and trademark and servicemark registrations listed in Schedule 4.13 are valid and in full force and effect, are held of record in the name of one of the Companies free and clear of any Liens, and, except as set forth in schedule 4.13, are not subject to any pending cancellation or reexamination proceeding or other proceeding or written claim challenging their extent or validity. With respect to the Scheduled IP, except as described on Schedule 4.13, one or more of the Companies is the applicant of record in all pending patent applications and all applications for trademark, service mark or copyright registration, and no action of opposition or interference or final refusal has been received by any of the Companies in connection with any such application. Except as disclosed on Schedule 4.13, none of the Companies is a party to or bound by any Contract or Order which limits the use by any of the Companies of any Intellectual Property.

                 4.14 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on Schedule 4. 14, CIL has no obligation to indemnify, or to make any payment of money to, any Seller, any Affiliate or Subsidiary of any Seller or CIL, or to any person who is or was an officer, partner, director or employee of CIL or any Affiliate or Subsidiary of CIL, except for salaries for services rendered and expenses (including employee benefits and other related benefits) previously incurred in the ordinary course of business consistent with past practice. Schedule 4. 14 sets forth each Contract to which CIL is a party or is bound entered into with any Seller, any Affiliate or Subsidiary of any

Seller or any person who is or was an officer, partner, director or employee of CIL or any Affiliate or Subsidiary of CIL.

                 4.15     EMPLOYEE AND EMPLOYEE BENEFIT MATTERS. (a) Schedule
4. 15(a)(i) lists each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which covers any current or former employee of any of the Companies and which is or was maintained or contributed to by any of the Companies or any ERISA Affiliate (as hereinafter defined) and as to which there may be further liabilities or obligations by any of the Companies (an "Employee Benefit Plan"). For purposes of this Agreement, "ERISA Affiliate" means any entity, trade or business (whether or not incorporated) the employees of which would be treated with the employees of any of the Companies as employed by a single employer for purposes of Section 4001(b)(1) of ERISA or Section 414(b)~ (c) or (m) of the Code.
Schedule 4. 15(a)(ii) lists each employment or severance contract or arrangement, each stock option plan, stock appreciation right plan, executive compensation practice and other executive perquisite, each plan or arrangement providing for insurance coverage, severance, termination or similar coverage and each written compensation policy and practice which covers any current or former employee, director or agent of any of the Companies, which is or was maintained or contributed to by any of the Companies or any ERISA Affiliate, and which is not an Employee Benefit Plan (a "Benefit Arrangement").

                 (b) Each Employee Benefit Plan (other than a multiemployer plan) and each Benefit Arrangement complies in all material respects, and has been operated, administered and, where applicable, amended, in all material respects, in accordance with its terms and all applicable Laws, and no "reportable event" (other than those for which the 30-day notice to the Pension Benefit Guaranty Corporation has been waived) or "prohibited transaction" (oar than those for which there is an available exemption) (as such terms are defined in ERISA and the Code, as applicable) has occurred with respect to any Employee Benefit Plan during the five years preceding the Closing Date. Each Employee Benefit Plan (other than a multiemployer plan) intended to qualify under Section 401(a) of the Code has received a determination letter concluding that such plan so qualifies, and to the knowledge of the Sellers and CIL, no event has occurred, amendment been adopted or action been taken which would cause such determination letter to he revoked.

                 (c) Each of the Companies delivered or made available to the Buyer complete and correct copies of each Employee Benefit Plan, each Benefit Arrangement any trust agreements funding agreements or insurance contracts relating thereto and, if applicable (i) the most recent actuarial valuation report, (ii) the last filed Form 5500 or 5500-C and Schedules A and B thereto, (iii) the summary plan description currently in effect and all material modifications thereto, (iv) the last financial statements, and (v) the most recent determination letter issued with respect to each such plan or arrangement.

                 (d) Except as set forth on Schedule 4. 15(d), there are no actions or claims existing or pending (other than routine claims for benefits) or threatened with respect to any Employee Benefit Plan (other than a multiemployer plan) or Benefit Arrangement.

                 (e) All contributions required to be made by any of the Companies under applicable Law or the terms of any Employee Benefit Plan (other than a multiemployer plan), Benefit Arrangement or Collective Bargaining Agreement to each Employee Benefit Plan and each Benefit Arrangement have been made within the time prescribed by such Law, plan, arrangement or Collective Bargaining Agreement. There does not exist any accumulated funding deficiency within the meaning of either Section 412 of the Code or Section 302 of ERISA as to any Employee Benefit Plan. There has not been issued any waiver of the minimum funding standards imposed by the Code with respect to any such Employee Benefit Plan.

                 (f) No Employee Benefit Plan that is or was subject to Title IV of ERISA (a "Pension Plan") has been terminated; no proceeding has been initiated to terminate any Pension Plan; and none of the Companies has incurred or are reasonably expected to incur any liability, whether to the Pension Benefit Guaranty Corporation or otherwise, except for required premium payments, which payments have been made when due, and benefit payments payable in the ordinary course.

                 (g) No Employee Benefit Plan or Benefit Arrangement provides medical or death benefits (whether or not insured) with respect to current or former employees of any of the Companies beyond their retirement or other termination of service (other than (i) coverage mandated by Law, provided solely at the former employee's cost, or (ii) death benefits under any Pension
Plan).

                          The present value of all "benefit liabilities"
(whether or not vested) (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan did not exceed as of the most recent plan actuarial valuation date, and will not exceed as of the Closing Date, the then current fair market value of the assets of such plan. For purposes of determining the present value of benefit liabilities under any such plan, the actuarial assumptions and methods used under such plan for the most recent plan actuarial valuation shall be used and all benefits provided under such plan shall be deemed to be fully vested.

                 (i) Except as disclosed on Schedule 4.15(i) and except for any actions (Including, without limitation, with respect to employment, termination, severance payments or obligations, employee benefits, employee benefit plans and arrangements (including Employee Benefit Plans, Benefit Arrangements, Pension Plans and multiemployer plans) and salaries) of the Buyer with respect to any current or former director, officer, independent contractor or employee of any of the Companies, the execution of this Agreement and performance of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former officer, employee, independent contractor or director of any of the Companies.

                 (j) No Employee Benefit Plan is a "multiple employer plan" or a "multiemployer plan", within the meaning of the Code or ERISA or the regulations promulgated thereunder, and none of the Companies, (i) has made any contributions to or participated in any such multiple employer plan or multiemployer plan, or (ii) has any liability with respect to any such plan, which liability has not been fully paid as of the date hereof. As of the Closing Date, none of the Companies, (i) will have completely or partially withdrawn from any Employee Benefit Plan which is a multiemployer plan, or (ii) will be subject to any withdrawal liability as described in Section 4201 of ERISA for any withdrawal from any Employee Benefit Plan which occurred on or prior to the Closing Date (including, without limitation, any withdrawal deemed to have occurred as a result of the transactions contemplated by this Agreement).

                 (k) Each of the Companies (except as a result of any actions taken by the Buyer) (i) is in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours (including, but not limited to, the Worker Adjustment Retraining Notification Act, the Americans with Disability Act of 1990 and the Family and Medical Leave Act of 1993 ("FMLA")), in each case, with respect to current and former officers, employees, independent contractors and directors of each of the Companies (ii) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to such officers, employees, independent contractors and directors of each of the Companies, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for current and former officers, employees, independent contractors or directors of each of the Companies. Schedule 4. 15(k) sets forth a list of all persons who are on leave as of the Closing Date and identifies which persons are on leave covered by the FMLA and which persons are on leave not covered by the FMLA.

                 (l) Schedule 4. 15(l) sets forth each collective bargaining or labor agreement or memorandum of understanding which covers current or former employees of each of the Companies (a "Collective Bargaining Agreement"). Except as set forth on Schedule 4. 15(l) hereto, (i) there is no union organizational activity currently underway at any of the Companies, (il) none of the Companies is engaged in or has received any written notice during the current or preceding year of, any unfair labor practice, and no such complaint is pending before the National Labor Relations Board or any other agency having jurisdiction thereof, and (iii) during the immediately preceding twelve calendar months there has not been any, and there is no threatened, labor strike, work stoppage or slowdown pending against any of the Companies and no pending lockout by any of the Companies. Each of the Companies has satisfied and performed fully its obligations under each Collective Bargaining Agreement, and under any order, conciliation contract or settlement contract by which any of the Companies is bound or to which any of the Companies is subject concerning employment related matters.

                 (m) Schedule 4. 15(m) sets forth a complete and accurate list of all persons currently employed by any of the Companies, together with the amount of the annual compensation (separating base salary and other forms of compensation) of each such person, the date used as the commencement of employment and for the vesting of benefits for such person and the accrued vacation days for such person. The appropriate Company has paid in full to such employees all wages, commissions, bonuses and other compensation for all services performed by them to date (other than amounts accrued since the end of the last pay period) and none of the Companies is subject to any claim for non-payment or non- performance of any of the foregoing.

                 4.16 CUSTOMER ACCOUNTS RECEIVABLE; INVENTORIES. (a) All customer accounts receivable reflected in the CIL Balance Sheet or arising thereafter, have arisen from bona fide transactions in the ordinary course of business with persons or entities other than the Sellers or any Affiliates or Subsidiaries of the Sellers or CIL. To the knowledge~of the Sellers, all customer accounts receivable (and interest thereon) reflected on the CIL Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the CIL Balance Sheet. To the knowledge of the Sellers, all customer accounts receivable (and interest thereon) acquired since December 31, 1996 are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts. The Sellers have provided to the Buyer a true and correct aging of all accounts receivable of CIL as of the cycle billing dates during the month immediately preceding the date of this Agreement.

                 (b) The inventories of CIL are of a quality and quantity usable and salable during a period consistent with past practices, at customary gross margins consistent with past practice in the ordinary course of business. The inventories of CIL are reflected on the CIL Balance sheet and in the books and records of CIL in accordance with GAAP adjusted on a basis consistent with the practices and procedures described on Schedule 4.5. Since December 31, 1996, CIL has not discounted inventory except in the ordinary course of business consistent with past practice.

                 (c) The inventories of Greenwood are of a quality and quantity usable and salable during a period consistent with past practices of CIL in the ordinary course of business. The inventories of Greenwood consist only of recently acquired Gardner Denver inventories. In the course of its business, Greenwood has sold these inventories only to CIL and not to outside customers.

                 4.17 NON-CURRENT ASSETS. Since October 31, 1996, CIL has only disposed of non-current assets that were obsolete or that are disclosed on
Schedule 4.17 in the ordinary course of business consistent with past practice; provided, however, that the aggregate book value as of January 31, 1999 of all such disposed non-current assets does not exceed in the aggregate $25,000.

                 4.18 SUPPLIERS. CIL is not involved in any disputes with any of its suppliers except in the ordinary course of business in respect to adjustments relating to shipping deficiencies or defective goods. Schedule 4.18 sets forth all suppliers which account for 5% or more of CIL's orders for the purchase of merchandise during the 12-month period ended as of December 31, 1996 and the amounts paid by CIL to such suppliers during such period. CIL has not received notice from, or otherwise has knowledge of, any such supplier or suppliers accounting collectively for more than 5 % of such orders to CIL refusing to deal with CIL as of the date hereof.

                 4.19 SUFFICIENCY OF ASSETS. The properties and assets owned by, or currently leased by the Sellers and being sold, assigned and delivered to the Buyer hereunder comprise all of the properties and assets currently used by the Companies in the Business and are sufficient for the operation of the Business on a basis consistent with past practice.

                 4.20 INSURANCE. Each of the Companies maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Companies; a list of such insurance policies is set forth on Schedule 4.20, together with the terms thereof and all deductible amounts. None of such insurance policies has been cancelled or otherwise unfavorably terminated and no notice of any such proposed action has been received by any of the Companies, and such insurance/limits of liability as were provided in the individual policies remain in full force and effect. True and complete information detailing the type and amount of coverage of each such policy has been made available to the Buyer. Except as set forth on Schedule 4.20, no such policies are subject to co-insurance amounts, and no coverages will terminate as a result of the Closing. None of the Companies has failed to pay any premium, or taken or failed to take any other action, which would permit the insurers under any policy listed on Schedule 4.20 to terminate such insurance.

                 4.21 ACCOUNTS; SAFE DEPOSIT BOXES; POWERS OF ATTORNEY; OFFICERS AND DIRECTORS. Schedule 4.21 sets forth (a) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of CIL and those persons authorized to sign thereon, (b) true and correct copies of all corporate borrowing, depository and transfer resolutions and those persons entitled to act thereunder, (c) a true and correct list of all powers of attorney granted by CIL and those persons authorized to act thereunder, and (d) a true and correct list of all officers and directors of CIL.

                 4.22 LIABILITIES. (a) Except as set forth on Schedule 4.22, CIL has no obligations or liabilities of any nature (whether known, unknown, accrued, absolute, contingent, unliquidated or otherwise and regardless of when such liability or obligation was or is asserted) arising out of any action or inaction prior to the Closing Date, with respect to or based upon any transactions, occurrences or events occurring, or facts or circumstances existing, at or prior to the Closing, except (i) those liabilities reflected on or fully reserved against on the CIL Balance Sheet, or
(ii) liabilities which have arisen since December 31, 1996 in the ordinary course of business consistent with past practice. Sellers-representations and warranties contained in this Section 4.22 are made to the knowledge of the Sellers. Solely for purposes of this Section 4.22, a representation or warranty contained herein shall be breached if such representation or warranty shall prove to be incorrect and any Seller either (i) had knowledge (as defined in Section 12. 12) of facts or circumstances which if disclosed would have made the representation true and correct, or (ii) should have had such knowledge.

         4.23 PRODUCT WARRANTY AND PRODUCT LIABILITY. (a) Except as set forth on Schedule 4.23(a), there are no product warranty claims pending or, to the knowledge of the Sellers or CIL, threatened against CIL for amounts in excess of $5,000 that are not fully reserved against on the CIL Balance Sheet and, to the knowledge of the Sellers or CIL, there is no state of facts nor has there occurred any event that could form the basis for any such product warranty claim.

         (b) Except as set forth on Schedule 4.23(b), there are no product liability or other tort claims pending or, to the knowledge of the Sellers or CIL, threatened against CIL. Schedule 4.23(b) sets forth a complete and accurate summary of product liability claims made against CIL in the past five years.

                 4.24     BACKLOG CONTACTS. Except as set forth on Schedule
4.24 hereto, CIL has a reasonable expectation of being able to meet its obligations under the Backlog Contracts to which it is a party, in accordance with the terms of such Backlog Contracts.

                 4.25     SUPPLY REQUIREMENT CONTRACTS. Except as set forth on
Schedule 4.25 hereto, each of the Supply Requirement Contracts is on commercially reasonable terms and none of the Supply Requirement Contracts require purchases by CIL in excess of its reasonably expected requirements.

                 4.26 GOVERNMENT CONTRACTS. Except as set forth on Schedule 4.26, CIL is not a party to any Contract with any Governmental Entity.

                 4.27 1996 RESULTS. CIL's Restructured Pro Forma EBITDA for the fiscal year ended December 31, 1996 is not less than $2.6 million. "EBITDA" means, in respect of CIL, earnings before interest income and expense, taxes based upon or measured by income, depreciation and amortization as reflected on the financial statements of CIL prepared in accordance with GAAP, consistently applied. "Restructured Pro Forma EBITDA" means, in respect of CIL, the EBITDA of CIL increased by those amounts set forth on Exhibit A attached hereto.

                 4.28 DEBT. Except as set forth on Schedule 4.28, CIL is not a party to any indenture, mortgage, loan or credit Contract under which CIL has borrowed any money or issued any note, bond, indenture or other evidence of indebtedness for borrowed money, or guaranteed indebtedness for money borrowed by others, other than such of the foregoing under which CIL has no current or future obligation or liability (the "Debt Obligations").

                 4.29     CONTINGENT LIABILITIES.  Except as set forth on
Schedule 4.29, CIL is not a party to any Contract with respect to letters of credit, customer deposits, guaranties of indebtedness, performance bonds, bid bonds or other bonds (the "Contingent Liabilities").

                 4.30 BROKERAGE. Except as set forth on Schedule 4.30, none of the Sellers has made any agreement or taken any other action which might cause the Buyer to become obligated to pay any broker's fee or commission or other payment to any other person or entity as a result of the transactions contemplated hereunder.

                 4.31 CIL'S NET WORTH. CIL's net worth (determined in accordance with GAAP, consistently applied) was not less than $4 million as of December 31, 1996.

                 4.32 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained herein are true and correct on the date hereof and will be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                 5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers as follows:

                 5.1 ORGANIZATION; POWER. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the requisite corporate power and authority to own, lease, operate and otherwise hold its assets owned, leased or otherwise held by it.

                 5.2 BINDING AGREEMENT AND AUTHORITY. The Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action required to be taken for the due authorization of the execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly taken by the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming the due execution and delivery by the Sellers, constitutes the valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

                 5.3 NO DEFAULTS. The execution and delivery of this Agreement by the Buyer does not, and the consummation by the Buyer of the factions contemplated hereby will not:

                 (a) require the consent, waiver, approval, license, order or authorization of, or the registration, declaration or filing of any document or report with, any person, entity or Governmental Entity other than (i) filings under the HSR Act and (ii) as disclosed on Schedule 5.3;

                 (b) with or without the giving of notice or the passage of time or both, conflict with or violate any Law of any Governmental Entity;

                 (c) with or without the giving of notice or the passage of time or both, conflict with or result in any breach or violation of any provision of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration of the performance of or the loss of a material benefit under, any material contract, commitment, agreement, understanding, arrangement, Permit or restriction of any kind to which the Buyer is a party or to which the Buyer or any of their assets are subject or result in the creation of any Lien upon any of the assets of the Buyer; or

                 (d) conflict with or violate the Certificate of Incorporation or By-Laws of the Buyer.

                 5.4 FINANCIAL OBLIGATIONS. The Buyer is able to meet all its financial obligations under this Agreement.

                 5.5 GARDNER DENVER AGREEMENT. The Buyer has received a copy of the Asset Purchase Agreement, dated as of July 10, 1995, by and between Edco and Gardner Denver Machinery Inc. ("Gardner Denver"), as amended by the Amendment to the Asset Purchase Agreement, dated as of

December 28, 1995, by and between Edco and Gardner Denver, and the Assignment, dated January 1, 1996, by Edco to Greenwood and the Bill of Sale, dated June 1, 19%, from Edco to Greenwood, (the "Gardner Denver Agreement") and has reviewed the Gardner Denver Agreement. The Buyer acknowledges that, with resect to the Gardner Denver inventory and the other assets purchased by Greenwood pursuant to the Gardner Denver Agreement and being sold to Buyer hereunder, each of the Sellers makes no greater representations and warranties to the Buyer with respect thereto than those made by Gardner Denver in the Gardner Denver Agreement.

                 5.6 DUE DILIGENCE. The Buyer has performed limited due diligence and is continuing to perform due diligence in respect of the Assets, CIL, the Teichgraeber Real Property and the Business.

                 5.7 BROKERAGE. The Buyer has not made any agreement or taken any other action which might cause any of the Sellers to become obligated for any broker's fee or commission as a result of the transactions contemplated hereunder.

                 5.8 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer contained herein are true and correct on the date hereof and will be true and correct on the Closing Date with the same force and effect as ff made on and as of the Closing Date.

         6.      COVENANTS.

                 6.1 ACCESS. Prior to the Closing, upon reasonable notice from the Buyer to the Sellers, the Sellers will (i) afford to the officers, employees, attorneys, accountants, bankers or other authorized representatives of the Buyer reasonable access during normal business hours to the properties, facilities, books and records of Teichgraeber (to the extent relating to the Teichgraeber Real Property) and each of the Companies and to the employees, attorneys, accountants and other authorized representatives of Teichgraeber (to the extent relating to the Teichgraeber Real Property) and each of the Companies (collectively, the "Representatives") and (ii) cause the Representatives to cooperate so as to afford the Buyer a reasonable opportunity to make such review, examination and investigation of the Companies and the Teichgraeber Real Property as Buyer may reasonably desire to make. The Buyer will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. Prior to the Closing, the Sellers will furnish to the Buyer, or cause to be furnished to the Buyer, such financial and operating data and other information pertaining to Teichgraeber (to the extent relating to the Teichgraeber Real Property) and each of the Companies and the operation of the Business, past and present, as the Buyer may reasonably request.

                 6.2 NONDISCLOSURE. Prior to the Closing, none of the Buyer, the Sellers nor CIL will, and the Buyer, the Sellers and CIL will instruct their respective officers, directors, partners, employees, agents, legal and financial advisors and other representatives not to, disclose to any other person either the fact that this Agreement has been entered into nor any of the terms, conditions or other facts with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer (in the case of the Sellers or CIL) or the Sellers (in the case of the Buyer); provided, however, that nothing herein will prohibit any party from issuing or causing publication of any press release or public announcement to the extent that such party determines such action to be required by Law or the regulations of any stock exchange on which it is listed in which event the party making such determination will allow the other parties reasonable time to comment on such release or announcement in advance of its issuance.

                 6.3 REGULATORY FILINGS; CONSENTS. (a) Within 15 days hereof, the Buyer and the Sellers will cause such filings to be made as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement. Thereafter, the Buyer and the Sellers will cause to be filed as promptly as practicable with the United States Federal Trade Commission and the United States Department of Justice any supplemental information which may be requested pursuant to the HSR Act with respect to the consummation of the transactions contemplated by this Agreement. Al' filings made pursuant to the HSR Act will comply in all material respects with the requirements of the respective Laws pursuant to which they are made.

                 (b) Without limiting the generality or effect of Section 6.3(a), each of the parties will (i) use reasonable efforts to comply as expeditiously as possible with all lawful requests of Governmental Entities for additional information and documents pursuant to the HSR Act and (ii) not (A) except as required by any Governmental Entity, extend any waiting period under the HSR Act or (B)enter into any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto.

                 (c) Without limiting the generality or effect of Section 6.3(a) and (b), each of the Sellers and the Buyer, to the extent applicable, will use its reasonable best efforts to obtain the governmental and other approvals, consents or waivers listed on Schedule 4.4(a).

                 6.4      OPERATION OF THE BUSINESS.  Except as set forth in
Schedule 6.4 or as otherwise consented to by the Buyer in writing, until the Closing, Teichgraeber, the Limited partnership and the Trust will cause CIL to:

                 (a) (i) conduct its Business only in the ordinary course consistent with past practice including without limitation billing, shipping and collection practices, marketing and sales practices, inventory transactions and payment of accounts payable, (ii) use its best efforts to preserve and maintain its relations with its suppliers or customers, and (iii) use its best efforts to preserve and maintain its financial position, results of operations, cash flows, Business or prospects;

                 (b) refrain from doing any of the acts enumerated in Sections 4.6(b) or 4.6(c).

                 6.5 SATISFACTION OF CONDITIONS. Without limiting the generality or effect of any other provision hereof, prior to the Closing, each of the parties hereto will use their best efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party prior to the consummation of the transactions contemplated hereby including without limitation causing all of their respective representations and warranties to remain true and correct.

                 6.6 LITIGATION. CIL will promptly notify the Buyer of any Legal Proceeding which after the date hereof is commenced against CIL or against any director, officer, employee, consultant or agent thereof with respect to the affairs of CIL or the Business.

                 6.7 ACQUISITION PROPOSALS. During the period (the "Pre-Closing Period") between the date hereof and the earliest to occur of (a) the Closing and (b)the termination of this Agreement, none of the Sellers nor CIL will, and each of the Sellers and CIL will instruct their respective officers, partners, directors, employees, agents, legal or financial advisors or other representatives not to, solicit, initiate or consider any proposals or offers from any person or entity relating to, or enter into (or continue) any discussions, or deliver any information, concerning, any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or other business combination with, any of the Companies (any such transaction, a "Competitive Transaction"). During the Pre-Closing Period, each of the Sellers and CIL will promptly notify the Buyer in the event of any proposal or offer in respect of a Competitive Transaction.

                 6.8 OTHER TAX MATTERS. (a) Liability for Taxes and Related Matters.

                          (i) Sellers' Liability for Taxes. Each of the Sellers, jointly and severally, shall be liable for and shall indemnify in accordance with Sections 9.1 through 9.7 the Buyer for all taxes (including without limitation any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included CIL) imposed on CIL or for which CIL may otherwise be liable
         (1) for any taxable year or period that ends on or before the Closing Date or (2) with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date. Except as set forth in clause (iii) of this Section 6.8(a), Teichgraeber shall be entitled to any refund of taxes of CIL attributable to such periods.

                          (ii) Taxes for Short Taxable Year. Each of the Sellers and the Buyer shall close the taxable period of CIL as of the close of business on the Closing Date, unless such action is prohibited by Law. In any case where applicable Law prohibits CIL from closing its taxable year on the Closing Date then, for purposes of clause (i) of this Section 6.8(a), the determination of the taxes of CIL for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be ratably apportioned on a time basis.

                          (iii) Carryforwards of Losses. The Buyer is free to cause CIL to elect, where permitted by Law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising before or after the Closing Date that would, absent such election, be carried back to a taxable period of CIL ending on or before the Closing Date. The Buyer shall be entitled to any refund of income taxes paid by CIL before the Closing Date, to the extent that such refund is attributable to losses or deductions of CIL that accrue after the Closing Date.

                 (b) Assistance and Cooperation. After the Closing Date, each of the Sellers shall:

                          (i) assist (and cause their respective Affiliates and Subsidiaries to assist) the Buyer and its Affiliates in preparing any tax returns or reports which the Buyer and its Affiliates are responsible for preparing and filing;

                          (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any tax returns of CIL; and

                          (iii) make available to the Buyer, the Buyer's Affiliates and to any taxing authority as reasonably requested all information, records and documents relating to taxes of CIL.

                 (c) Transfer Taxed. The Sellers shall be liable for, and shall timely pay, any and all gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp, and other taxes that may result from, or be incurred in connection with, this Agreement. The Sellers shall, at their own expense, properly complete, sign, and timely file any and all required tax returns with respect to such taxes and, if required by applicable Law, the Buyer will join in the execution of any such tax returns.

                 (d) Survival of Obligations. The obligations of the parties set forth in this Section 6.8 shall be unconditional and absolute and shall remain in effect until the date sixty (60) days after the expiration of the relevant statute of limitations applicable to the taxes at issue.

                 6.9 CORPORATE RECORDS. On the Closing Date, the Sellers will deliver or cause to be delivered to the Buyer at CIL's headquarters (to the extent they exist) all original agreements, documents, books, records and files relating to the Business (collectively, the "Records") in the possession or under the control of any of the Sellers or any of their Affiliates or Subsidiaries other than CIL (collectively, "Post-Closing Affiliates") to the extent not in the possession of CIL or the Buyer, subject to the following exceptions:

                 (a) The Buyer recognizes that certain Records may contain only incidental information relating to the Business or may primarily relate to the Sellers or Post-Closing Affiliates, or the non-Business activities of the Sellers or the Post-Closing Affiliates, and that the Sellers and the Post-Closing Affiliates may retain such Records provided, however, that each of the Sellers shall at the request of the Buyer made at any time specifying the items needed, deliver appropriately excised copies of such Records; and

                 (b) The Sellers and the Post-Closing Affiliates may retain any tax returns and related schedules or work papers, but will promptly make available to the Buyer or the Buyer's representatives copies of such tax returns and related schedules o~work papers or information appears on such tax returns or in related documents which relates to any of the Companies or which the Buyer reasonably requests to fulfill tax-related or financial obligations or obligations under this Agreement.

                 6.10 EMPLOYEES. (a) Each of the Sellers and CIL acknowledges that the Buyer has no obligation hereunder to offer employment to any employee of Greenwood or Edco; however, the Buyer shall have the right to hire such of the employees of Greenwood or Edco as are listed on Schedule 4.15(m) hereto as the Buyer may select.

                 6.11 DISCLOSURE SCHEDULE UPDATES. The Sellers shall at least once, and may more than once, amend or supplement the schedules provided hereunder with respect to any matter coming to the Sellers attention or arising which, if known to any of them or existing prior to the date of this Agreement, would have been required to be set forth therein or which is necessary or desirable to complete or correct any information contained therein or in any representation and warranty rendered inaccurate thereby. The Buyer shall notify the Sellers in writing within 10 business days after its receipt of the amended or supplemented schedules whether the Buyer accepts or rejects such amended or supplemented schedules. If the Buyer rejects such amended or supplemented schedules, the parties hereto shall endeavor to resolve their disagreement as to such amended or supplemented schedules. If an agreement is not reached, the Buyer may elect, subject to Section 6.14 hereunder, to terminate this Agreement without any liability or further obligation to the Sellers, except for obligations under Section 6.2, which obligations shall continue until the
second anniversary of the date hereof, and Section 12.7.    If the Buyer
accepts the amended or supplemented schedules or fails to notify the Sellers in writing within 10 business days after its receipt thereof of its acceptance or rejection thereof, such amended or supplemented schedules shall be deemed, upon the Closing, to be the schedules to this Agreement for all purposes hereunder, as if such schedules had been provided on the date hereof.

                 6.12 GUARANTIES. The Buyer shall cause the guaranties made by Teichgraeber and identified on Schedule 6. 12 (the "Guaranties") to be released.

                 6.13 CIL BALANCE SHEET. As soon as it is available, but in no event later than March 31, 1997, the Sellers shall deliver to the Buyer an unaudited balance sheet of CIL as of February 28, 1997, prepared in accordance with GAAP, consistently applied.

                 6.14 CONFIDENTIALITY. Prior to the Closing, the Buyer shall treat confidentially any information that the Sellers furnish to the Buyer in connection with the transactions contemplated hereby, whether furnished before, on or after the date of this Agreement, including all notes, analyses, compilations, studies or other documents furnished by the Sellers to the Buyer which contain or otherwise reflect such information (collectively, the "Confidential Material"); provided, however, Confidential Material shall not include any information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Buyer or the Buyer's employees, attorneys, accountants or other representatives of the Buyer (collectively, the "Buyer's Representatives"), (b) was available to the Buyer on a non confidential basis prior to its disclosure to the Buyer by the Sellers, or (c) was or becomes available to the Buyer on a non-confidential basis from a source other than the Sellers or any of the Sellers' employees, attorneys, accountants or other representatives of any of the Sellers. The Buyer agrees that the Confidential Material shall be used solely for the purpose of its due diligence review of the Assets, the Teichgraeber Real Property and CIL and not for any other purpose, and that any of such information may be disclosed only to the Buyer's Representatives for such same purpose. The Buyer agrees to inform the Buyer's Representatives of the confidential nature of such information and shall direct them to treat such information confidentially and not to use it other than for the purpose described above. Except as described in the following two sentences, the Buyer agrees to, and agrees to direct the Buyer's Representatives to, keep such information strictly confidential and to not disclose such information to any other person or entity without the prior written consent of CIL. In the event that the Buyer is requested or required by Law or any Governmental Entity to disclose any Confidential Material, the Buyer agrees to promptly provide CIL with notice of such request or requirement so that CIL may have the opportunity to either seek a protective order or agree to waive compliance with the provisions of this Section 6.14. Notwithstanding anything contained herein to the contrary, it is agreed that if the Buyer or any of the Buyer's Representatives is required by Law or any Governmental Entity to disclose any Confidential Material, the Buyer may disclose such information without liability hereunder. The Buyer agrees that it will use the standard of care with resect to the Confidential Material which it accords its own proprietary and confidential information of like kind or character and shall not use or rely on such Confidential Material except for the purpose of its due diligence review. In addition to any other remedy which may be afforded by Law, the Buyer acknowledges that any breach or threatened breach of this Section 6.14 by the Buyer or the Buyer's Representatives may be prohibited by a restraining order, injunction or other equitable remedy obtained by the Sellers. In the event that this Agreement is terminated pursuant to Section 11, the Buyer shall
(x) promptly redeliver to CIL, and direct the Buyer's Representatives to promptly redeliver to CIL, all Confidential Material and all copies, extracts or other reproductions of all Confidential Material made by Buyer or Buyer's Representatives and (y)promptly destroy, and direct the Buyer's Representatives to promptly destroy, all written materials, memoranda, notes and other writings or recordings prepared by it or the Buyer's Representatives based upon the Confidential Material.


         7.      CONDITIONS TO CLOSING.

                 7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS AND THE BUYER. The obligations of each of the Sellers and the Buyer under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions: (a) there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other Order or decree in any jurisdiction, the effect of which restrains or prohibits the Closing, and
(b) the waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act, if any, shall have expired or been terminated.

         7.2 ADDITIONAL CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS. The obligations of the Sellers under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of the Sellers in their sole discretion:

                          7.2.1   COMPLIANCE WITH AGREEMENT.  (a) The Buyer
will have performed all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed or complied with by it at or prior to the Closing Date, (b)the representations and warranties of the Buyer contained in this Agreement will be true and correct in all material respects on the Closing Date with the same force and effect as if made on the Closing Date and (c) there will have been delivered to the Sellers a certificate signed by an officer of the Buyer (the "Buyer's Officer's Certificate"), dated the Closing Date, to the foregoing effect.

                          7.2.2   RESOLUTIONS OF THE BOARD OF DIRECTORS. The
Sellers will have received from the Buyer certified copies of the resolutions of the Board of Directors of the Buyer approving this Agreement and authorizing the consummation of the transactions contemplated hereby (the "Buyer's Board Resolutions").

                          7.2.3   DELIVERY OF PURCHASE PRICE. The Buyer will
have delivered to the Sellers the Purchase Price.

                          7.2.4   EMPLOYMENT AGREEMENT.  The Buyer will have
delivered to Teichgraeber the employment agreement, substantially in the form attached hereto as Exhibit B and dated the Closing Date, by and between the Buyer and Teichgraeber (the "Employment Agreement").

                          7.2.5   RELEASE OF GUARANTIES.  The Buyer will have
delivered to Teichgraeber releases of the Guaranties (collectively, the "Guaranty Releases").

                 7.3 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of the Buyer in its sole discretion:

                          7.3. 1  COMPLIANCE WITH AGREEMENT. (a) Each of the
Sellers will have performed all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed or complied with by it at or prior to the Closing Date, (b)the representations and warranties of the Sellers contained in this Agreement will be true and correct in all material respects on the Closing Date with the same force and effect as if made on the Closing Date, and (c) there will have been delivered to the Buyer (i) a certificate signed by Teichgraeber (the "Teichgraeber Certificate"), (ii) a certificate signed by all the general partners of the Limited Partnership (the "Limited Partnership Certificate");
(iii) a certificate signed by the trustee of the Trust (the "Trust Certificate"); (iv) a certificate signed by an officer of Greenwood (the "Greenwood Officer's Certificate"), and (v) a certificate signed by an officer of Edco (the "Edco Officer's Certificate"), each dated the Closing Date to the foregoing effect.

                          7.3.2   RESOLUTIONS OF THE BOARD OF DIRECTORS.  The
Buyer will have received from the Limited Partnership, the Trust, Greenwood and & Co certified copies of the resolutions of (a) of all the general partners of the Limited Partnership approving this Agreement and authorizing the consummation of the transactions contemplated hereby (the "Limited Partnership Resolutions"), (b)the Board of Directors of the Trust approving this Agreement and authorizing the consummation of the transactions contemplated hereby (the "Trust Resolutions"), (c) the Board of Directors of Greenwood approving this Agreement and authorizing the consummation of the transactions contemplated hereby (the "Greenwood Board Resolutions"), and (d) the Board of Directors of Edco approving this Agreement and authorizing the consummation of the transactions contemplated hereby (the "Edco Board Resolutions").

                          7.3.3   DELIVERY OF STOCK CERTIFICATES.  There will
be delivered to the Buyer by the Limited Partnership and the Trust certificates representing the Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers endorsed in blank to the Buyer (the "Share Certificates").

                          7.3.4   DELIVERY OF BILLS OF SALE. There will be
delivered to the Buyer by each of Greenwood and Edco a bill of sale, dated the Closing Date, each in a form reasonably acceptable to the Buyer (collectively, the "Bills of Sale").

                 7.3.5 DELIVERY OF REAL PROPERTY DEEDS. There will be delivered to the Buyer by each of Greenwood, Edco and Teichgraeber limited or special warranty deeds, each dated the Closing Date and in a recordable form reasonably acceptable to the Buyer (collectively, the "Deeds").

                 7.3.6 RELEASE OF MORTGAGE. The Buyer will have received evidence reasonably satisfactory to it that the Real Estate Mortgage and Assignment of Rents and Leases, dated September 14, 1994, by Edco, as Mortgagor, and R.K. Teichgraeber. as Mortgagee, pertaining to the real property set forth on Schedule 2. 1(d)(i) has been released and fully discharged of record (the "Evidence of Release").

                 7.3.7 ACTUAL OR THREATENED ACTIONS. There will not be any actual or threatened action or proceeding by or before any court or other individual, administrative or Governmental Entity which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement, which could materially adversely affect CIL or the Business after the Closing Date, or which could deny the Buyer any of the benefits of the transactions contemplated hereby.

                 7.3.8 ABSENCE OF MATERIAL ADVERSE CHANGE. There will have been no materially adverse change in the financial position, cash flows, Business, properties or prospects of the Companies since October 31, 19%.

                 7.3.9 REGULATORY APPROVALS; CONSENTS. The Buyer will have received evidence reasonably satisfactory to it that the governmental and other approvals, consents or waivers listed on Schedule 4.4(a) shall have been obtained and be in full force and effect as of the Closing (collectively, the "Evidence of Consents").

                 7.3.10 RECEIPT. The Buyer will have received a receipt from the Sellers for the payment of the Purchase Price (the "Receipt").

                 7.3.11 INSURABLE TITLE TO REAL PROPERTY. The Buyer will have received, at its own cost, evidence reasonably satisfactory to it that a reputable title insurance company has issued at ordinary rates its fee title insurance policy effective the Closing Date with respect to the Real Property and the Teichgraeber Real Property (the "Title Insurance").

                 7.3.12 CERTAIN RECORDS; DIRECTOR RESIGNATIONS. The Buyer will have received CIL's original minute books, stock certificate and corporate record books (including unissued stock certificates and all cancelled stock certificates), Certificate of Incorporation and By.Laws and all amendments thereto (the "CIL Corporate Documents"), and the written resignation of each director of CIL (collectively, the "Director Resignations").

                 7.3.13 CERTIFICATION. The Buyer will have received a certification from each Seller under Section 1445(b)(2) of the Code and the rules and regulations thereunder, in a form reasonably acceptable to the Buyer, stating each Seller's taxpayer identification number and that each Seller is not a foreign person (collectively, the "Section 1445(b)(2) Certificates").

                 7.3.14 TRANSFER TAXES. The Buyer will have received properly completed all required transfer, sales, use, bulk sales, excise, stamp and other similar tax returns duly executed by the appropriate Seller in a form reasonably acceptable to the Buyer (collectively, the "Transfer Tax Returns"), together with evidence reasonably satisfactory to the Buyer that the Sellers shall have paid all transfer, sales, use, bulk sales, excise, stamp and other similar taxes due or becoming due in connection with the transactions contemplated hereby.

                 7.3.15 INTELLECTUAL PROPERTY ASSIGNMENTS. The Buyer will have received an assignment of all of the Intellectual Property pursuant to assignment agreements, dated the Closing Date, substantially in the form attached hereto as Exhibit C (collectively, the "Assignment Agreements").

                 7.3.16 DUE DILIGENCE REVIEW. The Buyer shall be satisfied, in its sole discretion, with the results of its due diligence investigation of the Assets, CIL, the Teichgraeber Real Property and the Business.

                 7.3.17 CIL'S NET WORTH AS OF FEBRUARY 28, 1997. CIL's net worth as reflected on the unaudited balance sheet of CIL, prepared in accordance with GAAP, consistently applied, as of February 28, 1997 delivered by the Sellers to the Buyer pursuant to Section 6. 13 hereof shall be not less than $4 million.

                 7.3.18 CIL'S NET WORTH AS OF THE CLOSING DATE. The Buyer shall be satisfied, in its sole discretion, that CIL's net worth (determined in accordance with GAAP, consistently applied) is not less than $4 million as of the Closing Date.

                 7.3.19 DEBT. The Buyer shall be satisfied, in its sole discretion, that the Debt Obligations do not, in the aggregate, exceed $5 million as of the Closing Date.

                 7.3.20 CONTINGENT LIABILITIES. The Buyer shall be satisfied, in its sole discretion, that CIL's obligations under Contingent Liabilities do not exceed $5.5 million in the aggregate as of the Closing Date, and CIL's obligations under such Contingent Liabilities are collateralized and secured by a perfected and first priority lien and security interest on CIL's cash or cash equivalents in an amount not less than $1,750,000.

                 7.3.21 OPINION OF SELLERS' COUNSEL. The Buyer will have received an opinion of Kahrs, Nelson, Fanning, Hite & Kellogg L.L.P., counsel to the Sellers, satisfactory to the Buyer to the effect that (a) the written waivers by each of CIL, the Limited Partnership and the Trust of the respective time periods provided in paragraph Second of Schedule "A" of CIL's Certificate of Incorporation, as amended, and Article X, Section II of CIL's By-Laws with respect to their respective options to purchase Shares and (b)the written elections of each of CIL, the Limited Partnership and the Trust not to exercise such options to purchase Shares are in each case valid, binding and enforceable against each of them and are in each case sufficient to bar any and all claims that CIL, the Limited Partnership or the Trust may now or in the future have against IRI in connection with the sale of the Shares hereunder to IRI (the "Opinion").

         8.  CLOSING.

                 8.1 TIME AND PLACE. The closing of the purchase and sale of the Shares, the Assets and the Teichgraeber Real Property (the "Closing") will take place by the simultaneous exchange of executed original counterparts of this Agreement, delivery of the Shares, the Bills of Sale, the Deeds and the Purchase Price (as provided in Section 3.2), together with all documents and certificates contemplated hereby, at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York on such date or at such other place as the parties hereto may mutually agree (the "Closing Date").

                 8.2 DOCUMENTS TO BE DELIVERED BY THE SELLERS AT CLOSING. The Sellers will deliver to the Buyer at the Closing the following:

                 (a)      the Teichgraeber Certificate;

                 (b)      the Limited Partnership Certificate;

                 (c)      the Trust Certificate;

                 (d)      the Greenwood Officer's Certificate;

                 (e)      the Edco Officer's Certificate;

                 (f)      the Limited Partnership Resolutions;

                 (g)      the Trust Resolutions;

                 (h)      the Greenwood Board Resolutions;

                 (i)      the Edco Board Resolutions;

                 (j)      the Share Certificates;

                 (k)      the Bills of Sale;

                 (l)      the Deeds;

                 (m)      the Evidence of Release;

                 (n)      the Evidence of Consents;

                 (o)      the Receipt;

                 (p)      the CIL Corporate Documents;

                 (q)      the Director Resignations;

                 (r)      the Section 1445(b)(2) Certificates;

                 (s)      the Transfer Tax Returns;

                 (t)      the Assignment Agreements;

                 (u)      the Opinion; and

                 (v) such other agreements, documents or instruments customary for the consummation of the transactions contemplated hereby.

                 8.3 DOCUMENTS TO BE DELIVERED BY THE BUYER AT CLOSING. At the Closing the Buyer will deliver to the Sellers the following:

                 (a)      the Buyer's Officer's Certificate;

                 (b)      the Buyer's Board Resolutions;

                 (c)      the Purchase Price;

                 (d)      the Employment Agreement;

                 (e)      the Guaranty Releases; and

                 (f) such other agreements, documents or instruments customary for the consummation of the transactions contemplated hereby.

         9.      INDEMNIFICATION.

                 9.1      CERTAIN DEFINITIONS. For purposes of this Agreement,
(a) "Indemnity Payment" means any amount of Indemnifiable Losses (as hereinafter defined) required to be paid pursuant to this Agreement,
(b)"Indemnitee" means any person or entity entitled to indemnification under this Agreement, (c) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (d) "Third Party Claim" means any threat, demand, action, suit, administrative proceeding, investigation or audit or other proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate or Subsidiary of a party to this Agreement, (e) "Notice of Claim for Indemnity" means a written notice given in accordance with this Agreement, which if based upon a Third Party Claim against any Indemnitee, includes copies of all material notices and documents received by the Indemnitee with respect to such Third Party Claim and indicates the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee, or if based upon an alleged breach of a representation, warranty or covenant contained in this Agreement, which does not relate to, result from or arise out of a Third Party Claim (a "Direct Claim"), and which relates to, results from or arises out of an event or circumstance discovered by the Indemnitee which constitutes a reasonable basis for the Indemnitee to conclude that such event or circumstances will lead to the incurrence of an Indemnifiable Loss by reason of such alleged breach, whether or not the Indemnifiable Loss is actually suffered or sustained prior to the expiration of the applicable survival period, includes in reasonable detail the event or circumstance which gives rise to the claim for indemnification and indicates the estimate amount, if reasonably practicable, of the Indemnifiable Loss that has nor maybe sustained by the indemnitee, and(f) "Indemnifiable Losses" many and all loss, liability, claim, demand, obligation, damage, deficiency, cost or expense (including, without limitation, reasonable attorneys' fees and expenses), including, without limitation, environmental damages, response costs (including response costs under CERCLA or any comparable state, local or foreign law), remediation expenses and disbursements incurred by an Indemnitee, and any of the foregoing relating to, resulting from or arising out of any action, suit, administrative proceeding, investigation, audit or other proceeding brought by any person or entity or Governmental Entity and any settlement or compromise thereof, in each case reduced by the amount of any Third-Party Recovery (as hereinafter defined).

                 9.2 SELLERS' INDEMNIFICATION. Subject to Sections 9.4, 9.5, 9.6 and 9.7, the Sellers, jointly and severally, will indemnify, defend and hold the Buyer, its Affiliates and Subsidiaries, and each of its respective officers, directors, shareholders, employees, agents and representatives, harmless from and against any and all Indemnifiable Losses relating to, resulting from or arising out of (a) any inaccuracy m or breach by any Seller of any of the representations or warranties of the Sellers contained in this Agreement; (b)any breach by any Seller of any covenant of the Sellers contained in this Agreement; and (c) the Retained Liabilities.

                 9.3 BUYER'S INDEMNIFICATION. Subject to Sections 9.4, 9.5, 9.6 and 9.7, the Buyer will indemnify, defend and hold each Seller, their respective Affiliates and Subsidiaries, and each of its respective officers, directors, shareholders, employees, agents and representatives, harmless from and against any and all Indemnifiable Losses relating to, resulting from or arising out of (a) any inaccuracy in or breach by the Buyer of any of the representations or warranties of the Buyer contained in this Agreement; and (b) any breach by the Buyer of any covenant of the Buyer contained in this Agreement.

                 9.4 DEFENSE OF CLAIMS. (a) If any Indemnitee receives notice of the assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is or may be obligated to provide indemnification under this Agreement, the Indemnitee will promptly give such Indemnifying Party a Notice of Claim for Indemnity, which notice will in any event be given not later than 30 calendar days after receipt of such notice of such Third Party Claim. If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if the Indemnifying Party so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense of a Third Party Claim whether or not the Indemnifying Party ultimately chooses to defend any such Third Party Claim. The parties hereto will cooperate in the defense of any Third Party Claim whether or not the Indemnifying Party chooses to defend any such Third Party Claim. Such cooperation will include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Neither the Indemnified Party nor the Indemnifying Party will admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of the other which consent will not be unreasonably withheld.

                 (b) Any Direct Claim may be asserted by giving the Indemnifying Party a Notice of Claim for Indemnity.

                 (c) A failure to give timely notice (other than within the time survival period specified herein) or to include any specified information in any notice as provided in this Section 9 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, the rights of the Indemnifying Party are materially prejudiced.

                 (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement against or with any person or entity which is not an Affiliate or Subsidiary of the Indemnitee (a "Third Party Recovery"), the amount of such reduction, in each case less any costs, expenses, premiums or taxes incurred in connection therewith, together with interest thereon from the date of payment thereof at the so-called "prime" or "reference" rate of interest for the relevant period as reported in The Wall Street Journal, will promptly be repaid by the Indemnitee to the Indemnifying Party.

                 (e) Upon the payment in full (or other satisfaction) of any Indemnifiable Loss hereunder and compliance by the Indemnifying Party with its obligations under Section 9.2 or 9.3, as the case may be, in respect of such Indemnifiable Loss, the Indemnifying Party shall, to the extent of such Indemnity Payment, be subrogated to, and entitled to an assignment of, all of the rights of the Indemnitee against any third person or entity (other than an insurance company that provides insurance to the Indemnitee or an Affiliate or Subsidiary of the Indemnitee) in respect of such Indemnifiable Loss, and the Indemnitee shall, at the sole cost and expense of the Indemnifying Party, execute such instruments and shall take such actions that may be reasonably necessary to evidence and perfect such rights. Any recovery by the Indemnifying Party in respect of such Indemnifiable Loss in excess of the amount of the related Indemnity Payment to the Indemnitee shall be promptly paid by the Indemnifying Party to the Indemnitee upon its receipt by the Indemnifying Party.

                 9.5 SURVIVAL PERIOD. Each of the representations and warranties contained in this Agreement or in any certificate or other instrument delivered at Closing, will survive the Closing and remain operative and in full force until the second anniversary of the Closing; provided, however, the representations and warranties contained in Sections 4.2 shall survive indefinitely, the representations and warranties contained in Sections
4. 12(b) and (c) shall survive the Closing for five years, and the representations and warranties contained in Section 4.8 shall survive until the date sixty (60) days after the expiration of the applicable statute of limitation. The covenants and agreements contained in this Agreement will survive the Closing and remain in effect indefinitely.

                 9.6 LIMITATIONS ON INDEMNIFICATION. (a) No Indemnitee will be entitled to recovery under Sections 9.2 or 9.3 for an Indemnifiable Loss unless and until the aggregate amount of claims which may be asserted for Indemnifiable Losses exceeds $125,000, and then only to the extent of the excess.

                 (b) Notwithstanding any other provision of the Agreement to the contrary, the indemnification obligations of the Sellers under Section
9.2 and the Buyer under Section 9.3 will not exceed $5,000,000.

                 (c) For purposes of this Section 9.6, Indemnifiable Losses shall not include any individual loss, liability, claim, demand, obligation, damage, deficiency, cost or expense less than $5,000.

                 9.7 ADJUSTMENT TO PURCHASE PRICE. Any payments made pursuant to Sections 9.2 and 9.3 will be treated by the Buyer and the Sellers as an adjustment to the Purchase Price unless a determination (as defined in Section 1313 of the Code) with respect to the Indemnitee causes any such payment not to constitute an adjustment to the Purchase Price for United States federal income tax purposes.


         10.     POST-CLOSING COVENANTS.

                 10.1 LIMITATION ON COMPETITION. (a) For a period beginning on the Closing Date and ending on the third year anniversary of the Closing Date, none of the Sellers will, and each of the Sellers will cause their Affiliates and Subsidiaries not to, directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be associated as an employee, consultant, director, partner, representative or agent in connection with, any profit or not-for-profit business or enterprise that competes with the Buyer or its Affiliates or Subsidiaries in the conduct of the Business in the United States or elsewhere. Nothing contained herein, however, shall prohibit the Sellers or any Affiliate or Subsidiary of the Sellers from acquiring and owning, for investment purposes only, up to five percent (5%) of the outstanding equity securities of any entity engaged in a business that competes with the Buyer if such equity securities of any such entity are available to the general public for purchase on a national securities exchange. In the event that this Section 10. 1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in Ill other aspects as to which it may be enforceable, all as determined by such court in such action. Each of the Sellers acknowledges that a breach of this Section 10. 1 will cause irreparable damage to CIL and the Buyer, the exact amount of which will be difficult or impossible to ascertain, and that CIL's or the Buyer's remedies at Law for any such breach will be inadequate. Accordingly, each of the Sellers agrees that upon a breach of this Section 10.1, CIL and the Buyer will be entitled, in addition to any other legal remedies available to it, to apply in any court of competent jurisdiction for injunctive relief or any other appropriate decree of specific performance in order to enjoin such breach or threatened breach.

                 (b) For a period beginning on the Closing Date and ending on the third anniversary of the Closing Date, none of the Sellers will, and each of the Sellers will cause their Affiliates and Subsidiaries not to, employ, solicit for employment or endeavor in any way to entice away from employment by the Buyer or any of its Affiliates or Subsidiaries any person who is employed by the Buyer or any of its Affiliates or Subsidiaries at any time after the date hereof and prior to the third anniversary of the Closing Date.

                 10.2 RECORDS. (a) After the Closing Date, the Buyer will, and will cause CIL to, and each of the Sellers will, and will cause the Post-Closing Affiliates to, retain all Records required to be retained pursuant to obligations imposed by any applicable Law. The Buyer will, and will cause CIL to, and each of the Sellers will, and will cause the Post-Closing Affiliates to, use all reasonable efforts to retain all Records for a period of seven years after the Closing Date. After the end of such seven-year period, before disposing, or permitting any Post-Closing Affiliate or CIL to dispose, of any such Records, each of the Sellers or the Buyer, as the case may be, will use their best efforts to give notice to such effect to the other party and to give the other party, at such other party's cost and expense, an opportunity to remove and retain all or any part of such Records as such other party may elect.

                 (b) After the Closing Date, upon reasonable notice, each of the Sellers and the Buyer will give, or cause to be given, to the representatives, employees, counsel and accountants of the other access, during normal business hours, to Records relating to periods prior to or including the Closing Date and will permit such persons to examine and copy such Records, to the extent reasonably necessary to the other party m connection with tax and financial reporting matters (including without limitation any tax return relating to state or local real property transfer or gains taxes), audits, governmental investigations and other business purposes; provided, however, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, privileged or classified information. Each of the Sellers and the Buyer will provide or will make available to such party access to, and assistance from, employees of the other (including with respect to the Buyer, CIL) whose assistance is reasonably required in connection with the purposes described in the preceding sentence.

                 10.3 FURTHER ASSURANCES. At any time or from time to time after the Closing, each of the Sellers and the Buyer will execute and deliver such other documents or instruments and take all such further action as may be reasonably requested by the other in order to evidence the consummation of the transactions contemplated by this Agreement, including without limitation any applicable notice, application, disclosure, recordation or remediation pursuant to any Environmental Laws or any state property transfer Laws.

         11.  TERMINATION.   Subject to Section 6.14 hereof, prior to the
Closing, this Agreement may be terminated and the transactions contemplated hereby may be abandoned (a) by the mutual consent of the Buyer and the Sellers;
(b)by the Buyer or any of the Sellers if the Closing does not occur on or prior to April 20, 1997; (c) by the Buyer or the Sellers if any of either of them is precluded by an Order from consummating the transactions contemplated hereby or
(d) by the Buyer if the Buyer rejects the amended or supplemented schedules delivered by the Sellers pursuant to Section 6. 11 and a subsequent agreement between the Buyer and the Sellers is not reached with respect thereto. In the event of any termination pursuant to this Section 11, no party hereto (or any of its directors, partners or officers) will have any liability or further obligation hereunder to any other party hereto, except for obligations under
Section 6.2, which obligations shall continue until the second anniversary of the date hereof, and Section 12.7. Nothing contained in this Section 11 shall relieve any party hereto from liability for any breach of this Agreement.

         12.     MISCELLANEOUS.

                 12.1 JOINT AND SEVERAL LIABILITY. The Sellers will be jointly and severally liable for all payments required to be made by the Sellers to the Buyer or to any Governmental Entity pursuant to the terms of this Agreement.

                 12.2 ASSIGNMENT. The Buyer may assign its rights and obligations under this Agreement to an Affiliate or Subsidiary of the Buyer, but such assignment will not release the Buyer from its obligations hereunder. Except as provided in the immediately proceeding sentence, no assignment of rights or obligations under this Agreement may be made by any party hereto without the express written consent of the other parties hereto.

                 12.3 SEVERABILITY. Any provision of this Agreement held to be invalid under applicable Law will not render this Agreement invalid as a whole and in such event, such provision will be interpreted so as to best accomplish the intent of the parties within the limits of applicable Law.

                 12.4 AMENDMENTS AND WAIVERS AND CONSENTS. No amendment hereof will be effective unless evidenced by an instrument in writing duly executed by the parties hereto. Either the Sellers or the Buyer by written notice to the other may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b)waive any inaccuracies in the representations or warranties of the other contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that neither the Buyer nor the Sellers may, without the prior written consent of the other parties hereto, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its Affiliates' or Subsidiaries') representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

                 12.5 BENEFIT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended nor will it confer upon any other person any rights or remedies.

                 12.6 NOTICES. All notices, demands and requests required or permitted to be given under the provisions of this Agreement will be in writing and will be deemed duly given when delivered in person or when dispatched by electronic facsimile transfer (upon confirmation of





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
receipt by a facsimile operator, and confirmed in writing by postage prepaid first class mail simultaneously dispatched) or three business days after having been dispatched by a nationally recognized overnight courier service or seven business days after having been deposited in the United States mail, postage prepaid, addressed as follows:

                          IF TO THE SELLERS:

                          A.C. Teichgraeber
                          Rural Route 2, Box 125
                          Eureka, Kansas 67045
                          Fax: (316) 583-5977


                          Teichgraeber Family Limited Partnership, L.P. Rural Route 2, Box 125
                          Eureka, Kansas 67045
                          Attention: Mr. Arthur C. Teichgraeber
                          Fax: (316) 583-5977


                          Arthur C. Teichgraeber Charitable Remainder Trust Rural Route 2, Box 125
                          Eureka, Kansas 67045
                          Attention: Mr. Arthur C. Teichgraeber
                          Fax: (316) 583-5977


                          Greenwood Pipe and Threading Company
                          Rural Route 2, Box 125 Eureka, Kansas 67045
                          Attention: Mr. Arthur C. Teichgraeber
                          Fax:  (316) 583-5977


                          Edco Drilling Company Inc.
                          Rural Route 2, Box 125
                          Eureka, Kansas 67045
                          Attention: Mr. Arthur C. Teichgraeber
                          Fax:  (316) 583-5977

                          WITH A COPY TO:

                          Kahrs, Nelson, Fanning, Hite & Kellogg L.L.P. 200 West Douglas Avenue, Suite 600
                          Wichita, Kansas 67202-3089
                          Attention: Linda S. Parks, Esq.
                          Fax: (316) 267-7803


                          IF TO CIL:

                          Cardwell International Ltd.
                          635 North Metcalf Road
                          P.O. Box 1105
                          El Dorado, Kansas 67042
                          Attention: Mr. Arthur C. Teichgraeber, President
                          Fax: (316) 321-5416

                          WITH A COPY TO:

                          IRI International Corporation
                          First Interstate Bank Plaza
                          1000 Louisiana, Suite 5900
                          Houston, Texas 77002
                          Attention: Mr. Munawar H. Hidayatallah
                          Fax:  (713) 659-1526


                          IF TO THE BUYER:

                          IRI International Corporation
                          First Interstate Bank Plaza
                          1000 Louisiana, Suite 5900
                          Houston, Texas 77002
                          Attention: Mr. Munawar H. Hidayatallah
                          Fax: (713) 659-1526

                          WITH A COPY TO:

                          Jones, Day, Reavis & Pogue
                          599 Lexington Avenue
                          New York, New York 10022
                          Attention: William F. Henze II, Esq.
                          Facsimile: (212) 755-7306

or to such other address as any party may designate in writing to the other party.





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
                 12.7     FEES AND EXPENSES.  Except as otherwise provided in
Section 7.3. 11, each party will be obligated to pay its own fees and expenses incurred with respect to the transactions contemplated by this Agreement.

                 12.8 HEADINGS. The headings employed in this Agreement (including the Schedules and Exhibits hereto) are for the convenience of reference only and do not form a part hereof and are not intended to affect the meaning or interpretation of this Agreement.

                 12.9 CONSTRUCTION. This Agreement will be construed and enforced in accordance with the laws of the State of Kansas, without giving effect to the conflicts of laws provisions thereof.

                 12.10 COUNTERPARTS. This Agreement may be executed in several counterparts, and as so executed will constitute one agreement, binding on all of the parties hereto.

                 12.11 ENTIRE AGREEMENT. Each of the representations, warranties, covenants and agreements of any party hereto contained in this Agreement or any Schedule or Exhibit hereto or any certificate delivered by or on behalf of such party pursuant to and which makes reference to this Agreement will be deemed incorporated and contained in this Agreement and will constitute representations and warranties of such party. This Agreement (including the Schedules and Exhibits hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates or Subsidiaries (or by any director, officer or representative thereof) with respect to the subject matter hereof. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof and there are no agreements or commitments by or among such parties or their Affiliates or Subsidiaries with respect to the subject matter hereof except as expressly set forth herein. The Buyer agrees to notify the Sellers in writing prior to the Closing of any facts the Buyer uncovers during the course of its due diligence investigation that may constitute a breach by the Sellers of any of the Sellers' representations or warranties contained in this Agreement. Notwithstanding the immediately, preceding sentence, the Buyer shall have no duty to uncover any such breach of the Sellers representations and warranties, and no investigation or receipt of information by or on behalf of the Buyer will diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers under this Agreement or the conditions to obligations of the Buyer under this Agreement. No investigation or receipt of information by or on behalf of the Sellers will diminish or obviate any of the representations, warranties, covenants or agreements of the Buyer under this Agreement or the conditions to obligations of the Sellers under this Agreement. Any information disclosed on any schedule hereto shall be deemed to have been disclosed on all schedules hereto.

         12.12 CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS. (a) Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) "or" is disjunctive but not necessary exclusive, (iv) words in the singular include the plural and vice versa, (v) the terms "Affiliate" and "Subsidiary" have the meanings given to such terms in Rule 405 of the Securities Act of 1933, as amended; (vi) all references to a "business day" will be to any day other than a weekend day or a day which is a holiday in the United States and (vii) "knowledge of the Sellers" means to the best knowledge of Teichgraeber or any of the officers, partners or trustees, as applicable, of any of the Companies, the Limited Partnership or the Trust, after due inquiry and (vii) any information contained on any schedule hereto shall be deemed to be disclosed on all schedules hereto. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

         (b) No provision of this Agreement will be interpreted in favor of, or against, any party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         12.13 ARBITRATION: EXCLUSIVE REMEDY. Any and all claims, disputes or controversies involving the Sellers and the Buyer and arising under or in connection with this Agreement (except those arising under Section 10.1 hereof) which cannot be resolved amicably by the Sellers and the Buyer shall be submitted to and finally settled by arbitration as provided in this Section
12.13. There shall be one arbitrator who shall be selected from a list of five arbitrators who are experienced in the Business, two of whom shall be chosen by the Buyer, two of whom shall be chosen by Teichgraeber and one of whom shall be chosen by the American Arbitration Association. The arbitrator shall be selected from this list pursuant to the following procedure: Teichgraeber and the Buyer shall each alternately strike one person's name off the list until there is only one name remaining, which person shall be the arbitrator. The location of any such arbitration proceedings shall be in the city where the arbitrator's office is located, and such proceedings shall be conducted in accordance with the Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise. The award rendered by the arbitrator shall be final. An action or proceeding to enforce such award may be brought in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                       ---------------------------------------
                                               A.C. Teichgraeber


                                       TEICHGRAEBER FAMILY LIMITED
                                       PARTNERSHIP, L.P.


                                       By: Arthur C. Teichgraeber Revocable
                                           Living Trust, a General Partner


                                       By:
                                          ------------------------------------
                                       Name:            A.C. Teichgraeber
                                       Title:           Trustee


                                       ARTHUR C. TEICHGRAEBER CHARITABLE
                                       REMAINDER TRUST



                                       By:
                                          ------------------------------------
                                       Name:            A.C. Teichgraeber
                                       Title:           Trustee




                                       GREENWOOD PIPE AND THREADING COMPANY



                                       By:
                                               -------------------------------
                                       Name:            A.C. Teichgraeber
                                       Title:           President

                                       EDCO DRILLING COMPANY INC.



                                       By:
                                               -------------------------------
                                       Name:            A.C. Teichgraeber
                                       Title:           President


                                       IRI INTERNATIONAL CORPORATION


                                       By:
                                               -------------------------------
                                       Name:            Daniel G. Moriarity
                                       Title:           President




                                       By:
                                               -------------------------------
                                       Name:            Munawar II, Hidayatallah
                                       Title:           Executive Vice President